                                                                   EXHIBIT 10.38



                                REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT



                          dated as of November 4, 1998



                                      among




                          WESTERN DIGITAL CORPORATION,
                                BANKBOSTON, N.A.
         and the other lending institutions listed on Schedule 1 hereto



                                       and



                       BANCBOSTON ROBERTSON STEPHENS INC.
                  having acted as arranger for this transaction

                                TABLE OF CONTENTS


1.   DEFINITIONS AND RULES OF INTERPRETATION.......................................1
        1.1.   Definitions.........................................................1
        1.2.   Rules of Interpretation.............................................21
2.   THE REVOLVING CREDIT FACILITY.................................................23
        2.1.   Commitment to Lend..................................................23
        2.2.   Commitment Fee......................................................23
        2.3.   Reduction of Total Commitment.......................................23
        2.4.   The Revolving Credit Notes..........................................24
        2.5.   Interest on Revolving Credit Loans..................................24
        2.6.   Requests for Revolving Credit Loans.................................24
               2.6.1.   General....................................................24
               2.6.2.   Swing Line.................................................25
        2.7.   Conversion Options..................................................25
               2.7.1.   Conversion to Different Type of Revolving Credit Loan......25
               2.7.2.   Continuation of Type of Revolving Credit Loan..............26
               2.7.3.   Eurodollar Rate Loans......................................26
        2.8.   Funds for Revolving Credit Loan.....................................26
               2.8.1.   Funding Procedures.........................................26
               2.8.2.   Advances by Agent..........................................27
        2.9.   Change in Borrowing Base............................................27
        2.10.  Settlements.........................................................27
               2.10.1.   General...................................................27
               2.10.2.   Failure to Make Funds Available...........................28
               2.10.3.   No Effect on Other Banks..................................28
        2.11.  Repayments of Revolving Credit Loans Prior to Event of Default......29
               2.11.1. Credit for Funds Received in Concentration Account..........29
               2.11.2. Application of Payments Prior to Event of Default...........29
        2.12.   Repayments of Revolving Credit Loans After Event of Default........31
3.   REPAYMENT OF THE REVOLVING CREDIT LOANS.......................................31
        3.1.   Maturity............................................................31
        3.2.   Mandatory Repayments of Revolving Credit Loans......................31
        3.3.   Optional Repayments of Revolving Credit Loans.......................31
4.   THE TERM LOAN.................................................................32
        4.1.   Commitment to Lend..................................................32
        4.2.   The Term Notes......................................................32
        4.3.   Schedule of Installment Payments of Principal of Term Loan..........32
        4.4.   Optional Prepayment of Term Loan....................................32
        4.5.   Interest on Term Loan...............................................33
               4.5.1.   Interest Rates.............................................33
               4.5.2.   Notification by Borrower...................................33
               4.5.3.   Amounts, etc...............................................34
        4.6.   Mandatory Repayments of Term Loan...................................34

               4.6.1.   Term Loan..................................................34
               4.6.2.   Proceeds of Asset Sales and Equity Issuances...............34
5.   LETTERS OF CREDIT.............................................................34
        5.1.   Letter of Credit Commitments........................................34
               5.1.1.   Commitment to Issue Letters of Credit......................34
               5.1.2.   Letter of Credit Applications..............................35
               5.1.3.   Terms of Letters of Credit.................................35
               5.1.4.   Reimbursement Obligations of Banks.........................35
               5.1.5.   Participations of Banks....................................36
               5.1.6.   Duty Deferment Guarantee/ABN Standby Letter of Credit......36
        5.2.   Reimbursement Obligation of the Borrower............................36
        5.3.   Letter of Credit Payments...........................................37
        5.4.   Obligations Absolute................................................37
        5.5.   Reliance by Issuer..................................................38
        5.6.   Letter of Credit Fee................................................38
6.   CERTAIN GENERAL PROVISIONS....................................................38
        6.1.   Fees................................................................38
        6.2.   Funds for Payments..................................................38
               6.2.1.   Payments to Agent..........................................38
               6.2.2.   No Offset, etc.............................................39
               6.2.3.   Currency Matters...........................................39
                      6.2.3.1.   Currency of Account...............................39
                      6.2.3.2.   Currency Fluctuations.............................39
               6.2.4.   European Monetary Union....................................41
        6.3.   Computations........................................................41
        6.4.   Inability to Determine Eurodollar Rate..............................42
        6.5.   Illegality..........................................................42
        6.6.   Additional Costs, etc...............................................42
        6.7.   Capital Adequacy....................................................43
        6.8.   Certificate.........................................................44
        6.9.   Indemnity...........................................................44
        6.10.  Interest After Default..............................................44
               6.10.1.   Overdue Amounts...........................................44
               6.10.2.   Amounts Not Overdue.......................................44
7.   COLLATERAL SECURITY AND GUARANTIES............................................45
        7.1.   Security of Borrower................................................45
        7.2.   Guaranties and Security of Subsidiaries.............................45
8.   REPRESENTATIONS AND WARRANTIES................................................45
        8.1.   Corporate Authority.................................................45
               8.1.1.   Incorporation; Good Standing...............................45
               8.1.2.   Authorization..............................................45
               8.1.3.   Enforceability.............................................45
        8.2.   Governmental Approvals..............................................46
        8.3.   Title to Properties; Leases.........................................46
        8.4.   Financial Statements and Projections................................46
               8.4.1.   Fiscal Year................................................46
               8.4.2.   Financial Statements.......................................46
               8.4.3.   Projections................................................46
        8.5.   No Material Changes, etc............................................47

        8.6.   Franchises, Patents, Copyrights, etc................................47
        8.7.   Litigation..........................................................47
        8.8.   No Materially Adverse Contracts, etc................................47
        8.9.   Compliance with Other Instruments, Laws, etc........................47
        8.10.  Tax Status..........................................................47
        8.11.  No Event of Default.................................................48
        8.12.  Holding Company and Investment Company Acts.........................48
        8.13.  Absence of Financing Statements, etc................................48
        8.14.  Perfection of Security Interest.....................................48
        8.15.  Certain Transactions................................................48
        8.16.  Employee Benefit Plans..............................................49
               8.16.1.   In General................................................49
               8.16.2.   Terminability of Welfare Plans............................49
               8.16.3.   Guaranteed Pension Plans..................................49
               8.16.4.   Multiemployer Plans.......................................49
        8.17.  Use of Proceeds.....................................................50
               8.17.1.   General...................................................50
               8.17.2.   Regulations U and X.......................................50
               8.17.3.   Ineligible Securities.....................................50
        8.18.  Environmental Compliance............................................50
        8.19.  Subsidiaries, etc...................................................52
        8.20.  Chief Executive Office..............................................52
        8.21.  Disclosure..........................................................52
        8.22.  Insurance...........................................................52
        8.23.  Status of Loan as Senior Debt.......................................52
        8.24.  No Other Designated Senior Debt.....................................52
        8.25.  Mandatory Redemptions and Repurchases...............................52
        8.26.  Year 2000 Problem...................................................53
        8.27.  Bank Accounts.......................................................53
9.   AFFIRMATIVE COVENANTS OF THE BORROWER.........................................54
        9.1.   Punctual Payment....................................................54
        9.2.   Maintenance of Office...............................................54
        9.3.   Records and Accounts................................................54
        9.4.   Financial Statements, Certificates and Information..................54
        9.5.   Notices.............................................................56
               9.5.1.   Defaults...................................................56
               9.5.2.   Environmental Events.......................................56
               9.5.3.   Notification of Claim against Collateral...................57
               9.5.4.   Notice of Litigation and Judgments.........................57
               9.5.5.   Notices Concerning Inventory Collateral....................57
        9.6.   Corporate Existence; Maintenance of Properties......................57
        9.7.   Insurance...........................................................58
        9.8.   Taxes...............................................................58
        9.9.   Inspection of Properties and Books, etc.............................58
               9.9.1.   General....................................................58
               9.9.2.   Collateral Reports.........................................58
               9.9.3.   Communications with Accountants............................59
        9.10.  Compliance with Laws, Contracts, Licenses, and Permits..............59

        9.11.   Employee Benefit Plans.............................................59
        9.12.   Use of Proceeds....................................................59
        9.13.   Guarantors.........................................................60
        9.14.   Additional Subsidiaries............................................60
        9.15.   Accounts...........................................................60
                9.15.1.  General...................................................60
                9.15.2.  Acknowledgment of Application.............................60
        9.16.   Agency Account Agreements..........................................61
        9.17.   Landlord Waivers...................................................61
        9.18.   Further Assurances.................................................61
10.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER...................................61
        10.1.   Restrictions on Indebtedness.......................................61
        10.2.   Restrictions on Liens..............................................62
        10.3.   Restrictions on Investments........................................64
        10.4.   Distributions......................................................65
        10.5.   Merger, Consolidation and Disposition of Assets....................65
                10.5.1.  Mergers and Acquisitions..................................65
                10.5.2.  Disposition of Assets.....................................67
        10.6.   Sale and Leaseback.................................................67
        10.7.   Compliance with Environmental Laws.................................67
        10.8.   Subordinated Debt..................................................68
        10.9.   Senior Debt........................................................68
        10.10.  Employee Benefit Plans.............................................68
        10.11.  Changes in Terms of Capital Stock..................................69
        10.12.  Fiscal Year........................................................69
        10.13.  Negative Pledges...................................................69
        10.14.  Transactions with Affiliates.......................................69
        10.15.  Upstream Limitations...............................................69
        10.16.  Inconsistent Agreements............................................69
        10.17.  Bank Accounts......................................................69
11.   FINANCIAL COVENANTS OF THE BORROWER..........................................70
        11.1.   Consolidated Tangible Capital Funds................................70
        11.2.   Capital Expenditures...............................................70
12.   CLOSING CONDITIONS...........................................................70
        12.1.   Loan Documents.....................................................70
        12.2.   Certified Copies of Charter Documents..............................71
        12.3.   Corporate Action...................................................71
        12.4.   Incumbency Certificate.............................................71
        12.5.   Validity of Liens..................................................71
        12.6.   Perfection Certificates and UCC Search Results.....................71
        12.7.   Certificates of Insurance..........................................71
        12.8.   Borrowing Base Report..............................................71
        12.9.   Accounts Receivable Aging Report...................................71
        12.10.  Solvency Certificate...............................................72
        12.11.  Opinion of Counsel.................................................72
        12.12.  Payment of Fees....................................................72
        12.13.  Disbursement Instructions..........................................72
        12.14.  Consents...........................................................72

        12.15.  Concentration Account..............................................72
        12.16.  Appraisals.........................................................72
13.   CONDITIONS TO ALL BORROWINGS.................................................72
        13.1.   Representations True; No Event of Default..........................72
        13.2.   No Legal Impediment................................................73
        13.3.   Governmental Regulation............................................73
        13.4.   Borrowing Base Report..............................................73
        13.5.   Proceedings and Documents..........................................73
14.   EVENTS OF DEFAULT; ACCELERATION; ETC.........................................73
        14.1.   Events of Default and Acceleration.................................73
        14.2.   Termination of Commitments.........................................76
        14.3.   Remedies...........................................................77
        14.4.   Distribution of Collateral Proceeds................................77
15.   SETOFF.......................................................................78
16.   THE AGENT....................................................................78
        16.1.   Authorization......................................................78
        16.2.   Employees and Agents...............................................79
        16.3.   No Liability.......................................................79
        16.4.   No Representations.................................................79
                16.4.1.  General...................................................79
                16.4.2.  Closing Documentation, etc................................80
        16.5.   Payments...........................................................80
                16.5.1.  Payments to Agent.........................................80
                16.5.2.  Distribution by Agent.....................................80
                16.5.3.  Delinquent Banks..........................................80
        16.6.   Holders of Notes...................................................81
        16.7.   Indemnity..........................................................81
        16.8.   Agent as Bank......................................................81
        16.9.   Resignation........................................................81
        16.10.  Notification of Defaults and Events of Default.....................81
        16.11.  Duties in the Case of Enforcement..................................82
17.   EXPENSES AND INDEMNIFICATION.................................................82
        17.1.   Expenses...........................................................82
        17.2.   Indemnification....................................................83
        17.3.   Survival...........................................................83
18.   SURVIVAL OF COVENANTS, ETC...................................................83
19.   ASSIGNMENT AND PARTICIPATION.................................................84
        19.1.   Conditions to Assignment by Banks..................................84
        19.2.   Certain Representations and Warranties; Limitations; Covenants.....84
        19.3.   Register...........................................................85
        19.4.   New Notes..........................................................85
        19.5.   Participations.....................................................86
        19.6.   Disclosure.........................................................86
        19.7.   Assignee or Participant Affiliated with the Borrower...............86
        19.8.   Miscellaneous Assignment Provisions................................87
        19.9.   Assignment by Borrower.............................................87
20.   NOTICES, ETC.................................................................87
21.   GOVERNING LAW................................................................88

22.   HEADINGS.....................................................................88
23.   COUNTERPARTS.................................................................88
24.   ENTIRE AGREEMENT, ETC........................................................88
25.   WAIVER OF JURY TRIAL.........................................................88
26.   CONSENTS, AMENDMENTS, WAIVERS, ETC...........................................89
27.   SEVERABILITY.................................................................89
28.   CONFIDENTIALITY..............................................................90
        28.1.   Confidentiality....................................................90
        28.2.   Prior Notification.................................................90

                             SCHEDULES AND EXHIBITS

                                    EXHIBITS

                 Exhibit A            Form of Borrowing Base Report
                 Exhibit B            Form of Revolving Credit Note
                 Exhibit C            Form of Loan Request
                 Exhibit D            Form of Term Note
                 Exhibit E            Form of Compliance Certificate
                 Exhibit F            Form of Instrument of Adherence
                 Exhibit G            Form of Assignment and Acceptance


                                      SCHEDULES

                 Schedule 1           Commitments
                 Schedule 8.3         Titles to Properties
                 Schedule 8.7         Litigation
                 Schedule 8.15        Transactions with Affiliates
                 Schedule 8.18        Environmental Matters
                 Schedule 8.19        Subsidiaries; Joint Ventures
                 Schedule 8.20        Bank Accounts
                 Schedule 8.22        Insurance
                 Schedule 10.1        Existing Indebtedness/Stock Option Plan
                 Schedule 10.2        Existing Liens
                 Schedule 10.3        Existing Investments

                                REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT

        This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of November 4, 1998, by and among (a) WESTERN DIGITAL CORPORATION (the "Borrower"), a Delaware corporation having its principal place of business at 8105 Irvine Center Drive, Irvine, California 92618, (b) BANKBOSTON, N.A. and the other lending institutions listed on Schedule 1 hereto, (c) BANKBOSTON, N.A., as administrative agent for itself and such other lending institutions (the "Agent") and (d) THE CIT GROUP/BUSINESS CREDIT, INC. as co-agent for the lending institutions (the "Co-Agent").

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

        1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

        Accounts Receivable. All rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

        Adjustment Date. The first day of the calendar month which occurs immediately after the delivery of the most recent Borrowing Base Report delivered by the Borrower pursuant to Section 9.4(f).

        Affiliate. Any Person that would be considered to be an affiliate of the Borrower or any Subsidiary under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower or such Subsidiary were issuing securities.

        Agency Account Agreement.  See Section 9.15.

        Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

        Agent. As defined in the preamble hereto.

        Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agent.

        Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrower's Excess Availability (and as applicable, Consolidated Tangible Net Worth as of the last day of the fiscal quarter most recently ended for which the Borrower has delivered a Compliance

Certificate pursuant to Section 9.4(c)) as determined for the calendar month or week, as the case may be, of the Borrower ending on the last day of the calendar month or week, as the case may be, ended immediately prior to the first day of the applicable Rate Adjustment Period.

                                      BASE RATE       EURODOLLAR      LETTER OF CREDIT
                                        LOANS         RATE LOANS            FEES
  LEVEL   EXCESS AVAILABILITY       (BASIS POINTS)  (BASIS POINTS)     (BASIS POINTS)
 -------- ------------------------- --------------- ---------------- -------------------
    I     (i) Excess  Availability        50              175               150
          is     greater      than
          $150,000,000   and  (ii)
          Consolidated    Tangible
          Net  Worth  is   greater
          than $300,000,000

   II     Excess  Availability  is        75              200
          greater             than                                          175
          $150,000,000   and  (ii)
          Consolidated    Tangible
          Net  Worth  is  equal to
          or       less       than
          $300,000,000

   III    Excess  Availability  is       100              225               200
          greater             than
          $100,000,000   but  less
          than   or    equal    to
          $150,000,000

   IV     Excess  Availability  is       125              250               225
          less  than or  equal  to
          $100,000,000


        Notwithstanding the foregoing, (a) for Loans outstanding and Letter of Credit Fees payable during the six month period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after April 30, 1999, the Applicable Margin shall not be lower than Level IV set forth above, and (b) if the Borrower fails to deliver any Borrowing Base Report or Compliance Certificate when required by Section 9.4(c) or Section 9.4(f) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Borrowing Base Report or Compliance Certificate, as the case may be, is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

        Asset Sale. Any one or series of related transactions in which any applicable Person conveys, sells, transfers or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of capital stock of a Subsidiary), whether owned on the Closing Date or thereafter acquired.

        Assignment and Acceptance.  See Section 19.1.

        Balance Sheet Date.  June 27, 1998.

        Banks. BKB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 19 hereof.

        Base Rate. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a

Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

        Base Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

        BKB. BankBoston, N.A., a national banking association in its individual capacity.

        BKB Concentration Account. See Section 9.15.1.

        Borrower. As defined in the preamble hereto.

        Borrowing Base. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 9.4(f), as adjusted pursuant to the provisions below, which is equal to the sum of:

               (a) 80% of Eligible Domestic Accounts Receivable for which invoices have been issued; plus

               (b) the lesser of (i) 50% of the Net Book Value of Eligible Domestic Inventory, (ii) 30% of the amount available under paragraphs
        (a) and (c) hereof, (iii) $50,000,000 and (iv) if on any Business Day during the previous thirty (30) days the Excess Availability is less than $100,000,000, 70% of the Orderly Liquidation Value of Eligible Domestic Inventory; plus

               (c) 70% of the Dollar Equivalent of the Eligible UK Accounts Receivable minus Preferential Indebtedness (which, for purposes of calculating the Borrowing Base at each time such a calculation is required to be made hereunder, shall, until a subsequent readjustment is required as described herein, be that amount which appears on the Borrowing Base Report delivered on the Closing Date and then, to the extent the Agent determines (which determination may occur from time to time) as a result of conducting a commercial finance examination or otherwise that a different amount more accurately reflects the amount of Preferential Indebtedness as of such date of determination, Preferential Indebtedness for calculation purposes shall thereafter be such different amount); minus

               (d)  Reserves; minus

               (e)  $25,000,000; minus

               (f)  the Term Loan outstanding; plus

               (g)  the Discretionary Amount;

provided, however, the Agent reserves its rights at any time, from time to time, upon ten (10) Business Days' prior notice to the Borrower to decrease the advance rates set forth herein if, in the Agent's reasonable discretion, the results of commercial finance examinations, independent collateral audits and/or appraisals indicate a material deterioration in the Eligible Accounts Receivable or Eligible Domestic Inventory, as the case may be, from the Closing Date, such that a lower advance rate for Eligible Accounts Receivables or Eligible Domestic Inventory, as the case may be, is warranted.

        Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer or treasurer (if such Person is an officer of the Borrower) of the Borrower and in substantially the form of Exhibit A hereto.

        Business Day. Any day on which banking institutions in each of the cities in which each Bank's Domestic Lending Office is located are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

        Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

        Capital Expenditures. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with (a) the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles or (b) the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any Synthetic Lease other than the Permitted Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

        Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

        CERCLA. See Section 8.18.

        Closing Date. The first date on which the conditions set forth in
Section 12 have been satisfied and any Revolving Credit Loans and the Term Loan are to be made or any Letter of Credit is to be issued hereunder.

        Code. The Internal Revenue Code of 1986.

        Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

        Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

        Commitment Fee. See Section 2.2.

        Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks, and with respect to the Term Loan, the percentage set forth on Schedule 1 of such Bank's commitment to make the Term Loan.

        Compliance Certificate. See Section 9.4(d).

        Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

        Consolidated Intangible Assets. As to any Person and its Subsidiaries for the relevant period of reference thereto, the sum of (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including, without duplication, such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52; plus (c) to the extent otherwise included in the computation, any subscriptions receivable.

        Consolidated Tangible Capital Funds. As at any date of determination, the sum of (a) Consolidated Tangible Net Worth on such date, plus (b) the aggregate principal amount of the Subordinated Notes outstanding on such date plus all accrued interest owing on such Subordinated Notes on such date, plus
(c) any other adjustments to Consolidated Tangible Net Worth as is agreed in writing among the Borrower, the Agent and the Majority Banks.

        Consolidated Tangible Net Worth. The excess of Consolidated Total Assets minus Consolidated Total Liabilities minus Consolidated Intangible Assets.

        Consolidated Total Assets. The sum of all assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

        Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

        Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.7.

        Credit Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

        Default. See Section 14.1.

        Delinquent Bank. See Section 16.5.3.

        Discretionary Amount. As at any date of determination, an amount determined by the Agent in its sole and absolute discretion which shall not exceed $5,000,000 at any time for more than any period of fifteen (15) consecutive days.

        Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

        Dollar Equivalent. On any date of determination, with respect to an amount denominated in Dollars, such amount of Dollars, and with respect to an amount denominated in a currency other than Dollars, (a) for purposes of determining availability under the Borrowing Base for Eligible UK Accounts Receivable denominated in another currency, the amount determined by converting the amount of such receivables from such other currency into Dollars at the actual exchange rate (as quoted in the Wall Street Journal) in effect on the date of the Borrowing Base Report which reflects such Eligible UK Account Receivable, and (b) otherwise the amount (as conclusively ascertained by the Agent absent manifest error) of Dollars which could be purchased by the Agent in the London foreign currency deposits market with such amount of such currency at the spot rate of exchange prevailing at or about 11:00 a.m. (London time) for delivery on such date.

        Dollars or $. Dollars in lawful currency of the United States of America.

        Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

        Domestic Subsidiary. Any Subsidiary of the Borrower which is not a Foreign Subsidiary; provided, however, for purposes of this Credit Agreement, Pacifica Insurance Corporation shall not be considered a Domestic Subsidiary.

        Drawdown Date. The date on which any Revolving Credit Loan or the Term Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7 or all or any portion of the Term Loan is converted or continued in accordance with Section 4.5(b).

        Eligible Accounts Receivable. Collectively, the Eligible Domestic Accounts Receivable and the Eligible UK Accounts Receivable.

        Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

        Eligible Domestic Accounts Receivable. The aggregate of the unpaid portion of Accounts Receivable (net of, without duplication, any credits, rebates, offsets, contras, amounts in dispute, reserves for (i) price protection, (ii) returns, (iii) discounts and volume rebates, (iv) unreconciled debits, and (v) marketing, development and cooperative advertising, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) of the Borrower and the Guarantors which are Domestic Subsidiaries (a) that the Borrower reasonably and in good faith determines to be collectible; (b) that are with account debtors or other obligors that (i) are not Affiliates of the Borrower, (ii) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (iv) are, in the Agent's reasonable judgment, creditworthy; (c) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (d) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (e) in which the Agent has a valid and perfected first priority security interest; (f) that are not outstanding for the shorter of (i) sixty
(60) days past due or (ii) more than 120 days past the earlier to occur of (1) the date of the respective invoices therefor and (2) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services; (g) that are not due from an account debtor or other obligor located in Minnesota unless the Borrower (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (h) that are not due from any single account debtor or other obligor if more than twenty percent (20%) of the aggregate amount of all Accounts Receivable owing from such account debtor or other obligor are outstanding for the shorter of (i) sixty
(60) days past due or (ii) more than 120 days past the earlier to occur of (1) the date of the respective invoices therefor and (2) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services; (i) that are payable in Dollars; (j) that are not payable from an office outside of the United States or, if payable from an office outside of the United States, are payable only from such foreign offices located only in countries in which such account debtors are located as of the date of the most recent commercial finance examination delivered to the Agent prior to the

Closing Date, or such other location which is acceptable to the Agent and the aggregate amount of all Accounts Receivable being paid from an office outside the United States shall not exceed, in the aggregate, more than twenty percent (20%) of Eligible Domestic Accounts Receivable; and (k) that if such Accounts Receivable are secured by a letter of credit, the Agent has a prior, perfected security interest in such letter of credit.

        Eligible Domestic Inventory. With respect to the Borrower and the Guarantors which are Domestic Subsidiaries, finished goods inventory owned by the Borrower or the Guarantors which are Domestic Subsidiaries; provided that Eligible Domestic Inventory shall not include any inventory (i) held on consignment, or not otherwise owned by the Borrower or such Guarantor, or of a type no longer sold by the Borrower or such Guarantor, (ii) which has been returned by a customer and is damaged or subject to any legal encumbrance other than Permitted Liens, (iii) which is not in the possession of the Borrower or such Guarantor unless the Agent has received a waiver from the party in possession of such inventory in form and substance satisfactory to the Agent,
(iv) which is held by the Borrower or such Subsidiary on property leased by the Borrower or a Guarantor, unless the Agent has received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance satisfactory to the Agent, (v) as to which appropriate Uniform Commercial Code financing statements showing the Borrower or such Guarantor as debtor and the Agent as secured party have not been filed in the proper filing office or offices in order to perfect the Agent's security interest therein, (vi) which has been shipped to a customer of the Borrower or such Guarantor regardless of whether such shipment is on a consignment basis, (vii) which is not located within the United States of America, (viii) which the Agent reasonably deems to be obsolete or not marketable, or (ix) which is damaged or subject to any legal encumbrance other than Permitted Liens.

        Eligible UK Accounts Receivable. The face value of outstanding Accounts Receivable of WD UK which have become due out of sales of goods or services in the United Kingdom (exclusive of VAT thereon and net of, without duplication, any credits, rebates, offsets, contras, holdbacks, reserves for (i) price protection, (ii) returns, (iii) discounts and volume rebates, (iv) unreconciled debits, and (v) marketing, development and cooperative advertising, or other adjustments, fees or commissions payable to third parties that are adjustments to such Accounts Receivable) (a) that the Borrower and WD UK reasonably and in good faith determines to be collectible; (b) that are with account debtors or other obligors that (i) are not Affiliates of the Borrower or WD UK, (ii) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (iii) that are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, receivership, insolvency, adjustment of debt, dissolution, liquidation or similar proceeding under the law or any jurisdiction, and (iv) are, in the Agent's reasonable judgment, creditworthy; (c) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices, and are not subject to dispute or any other similar claims or proceedings that would reduce the cash amount payable therefor; (d) that are not subject to any Encumbrance created other than pursuant to the Loan Documents and are subject to a valid and enforceable Encumbrance in favor of the Agent pursuant to the Security Documents; (e) that are not outstanding for the shorter of (i) sixty (60) days past due or (ii) more than 120 days past the earlier to occur of (1) the date of the respective invoices therefor and (2) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services; (f) that are not due from any single account debtor or other obligor if more than twenty percent (20%) of the aggregate amount of all Accounts Receivable owing from such account debtor or other obligor are outstanding for the shorter of (i) sixty
(60) days past due or (ii) more than 120 days past the earlier to occur of (1) the date of the respective invoices therefor and (2) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services; (g) that are payable in Dollars, British pound sterling or Euros and (h) that are not payable from an office outside of the United States or the United Kingdom or, if payable from an office located outside of the United States or the United Kingdom, are payable only from such foreign offices located only in countries in which such account debtors are located as of the date of the most recent commercial finance examination delivered to the Agent prior to the Closing Date, or such other location which is acceptable to the Agent.

        Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained of contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

        Encumbrance. Any mortgage, standard security, charge (whether fixed or floating), pledge, lien, right of retention, hypothecation, assignment, assignation, security interest, title retention or other encumbrance, lease, hire purchase agreement, sale and leaseback, right of repurchase or right by way of security of any kind securing, or any right conferring a priority of payment in respect of, any obligation of any Person, or any arrangement having the commercial effect of security.

        Environmental Laws.  See Section 8.18(a).

        Equity Issuance. The sale or issuance by the Borrower or any or its Subsidiaries of any of its capital stock or equity interests or any warrants, rights or options to acquire its capital stock or equity interests.

        ERISA.  The Employee Retirement Income Security Act of 1974.

        ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

        ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

        Eurocurrency Interbank Market. Any lawful recognized market in which deposits of Dollars and the relevant Optional Currencies are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurocurrency funding operations are customarily conducted.

        Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

        Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

        Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

        Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate per annum for the Reference Bank (rounded upwards to the nearest 1/16 of one percent) at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Bank to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

        Eurodollar Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Eurodollar Rate.

        Excess Availability. As of any time of determination, the amount by which (a) the Borrowing Base at such time exceeds (b) the Total Facility Usage at such time.

        Event of Default. See Section 14.1.

        Fee Letter. The Fee Letter dated on or prior to the Closing Date by and among the Borrower and the Agent, as the same may be amended, modified, restated or supplemented from time to time.

        Foreign Pledge Agreements. Collectively, (a) the Charges Over Shares by the Borrower in the shares of WD UK and WD Malaysia; (b) the Share Mortgage by the Borrower in the shares of WD Cayman Islands; and (c) the Share Pledge Agreement by the Borrower in the shares of WD Germany, each dated as of a date on or prior to the Closing Date and each in form and substance satisfactory to the Banks and the Agent.

        Foreign Subsidiary. Any Subsidiary which conducts substantially all of its business in countries other than the United States of America and that is organized under the laws of a jurisdiction other than the United States of America and the States (or the District of Columbia) thereof.

        generally accepted accounting principles. (a) When used in Section 11, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

        Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

        Guarantee. That Guarantee and Indemnity Agreement, dated or to be dated after the Closing Date, made by WD UK in favor of the Banks and the Agent pursuant to which WD UK guaranties to the Banks and the Agent the payment and performance of certain of the Obligations, and in form and substance satisfactory to the Agent and the Banks.

        Guarantors. Collectively, (a) WD UK, (b) Western Digital Rochester, Inc. and (c) each other Person which is required to be or become guarantors from time to time pursuant to Section 9.13 hereof.

        Guaranty. The Guaranty, dated or to be dated on or prior to the Closing Date, made by each Guarantor (other than WD UK) in favor of the Banks and the Agent pursuant to which each Guarantor guaranties to the Banks and the Agent the payment and performance of the Obligations and in form and substance satisfactory to the Banks and the Agent.

        Hazardous Substances.  See Section 8.18(b).

        Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

               (a) every obligation of such Person for money borrowed,

               (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

               (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

               (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business),

               (e) every obligation of such Person under any Capitalized Lease,

               (f) every obligation of such Person under any lease (a "Synthetic Lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

               (g) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

               (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

               (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

               (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

               (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (i) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

        The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

        Indenture Trustee. The Person who is designated as the "Indenture Trustee" under the Subordinated Indenture.

        Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

        Instrument of Adherence. See Section 10.5.1.

        Interest Payment Date. (a) As to any Base Rate Loan, the first day of each month; and (b) as to any Eurodollar Rate Loan, the last day of such Interest Period.

        Interest Period. With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan, the last day of the calendar month; and (ii) for any Eurodollar Rate Loan, 1, 2 or 3 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

               (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

               (c) if the Borrower shall fail to give notice as provided in
        Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

               (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

               (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan) or the Term Loan Maturity Date (if comprising the Term Loan or a portion thereof) shall end on the Revolving Credit Loan Maturity Date or (as the case may be) the Term Loan Maturity Date.

        Interim Concentration Account.  See Section 9.15.1.

        Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

        Letter of Credit. See Section 5.1.1.

        Letter of Credit Application. See Section 5.1.1.

        Letter of Credit Fee. See Section 5.6.

        Letter of Credit Participation. See Section 5.1.4.

        Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit and the Security Documents.

        Loan Request. See Section 2.6.

        Loans. The Revolving Credit Loans and the Term Loan.

        Local Account. See Section 9.15.1.

        Majority Banks. As of any date, (a) if there are less than three (3) Banks, all the Banks; and (b) if there are more than two (2) Banks, any two or more Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, any two or more Banks whose aggregate Commitments constitutes at least fifty-one percent (51%) of the Total Commitment.

        Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

        Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

        Net Book Value. At the relevant time of reference thereto, the net book value (including, without limitation, net of reserves taken by the Borrower or, to the extent any Domestic Subsidiary's inventory is included in the Borrowing Base, such Domestic Subsidiary) of Eligible Domestic Inventory determined on a first-in first-out basis and at lower of cost or market. The "cost" of any Eligible Domestic Inventory shall be the calculated cost of purchases, as determined from invoices received by the Borrower or any of its Guarantors which are Domestic Subsidiaries, or from the Borrower's or such Guarantor's purchase journal or stock ledger (based upon the Borrower's accounting practices, disclosed to the Agent). "Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrower's or such Guarantor's calculation of the cost of goods sold.

        Net Cash Proceeds. With respect to any Equity Issuance, the excess of the gross cash proceeds received by such Person from such Equity Issuance after deduction of reasonable and customary transaction expenses (including, without limitation, underwriting discounts and commissions) actually incurred with the Equity Issuance.

        Net Cash Sale Proceeds. The gross cash proceeds received by the Borrower and any of its Subsidiaries in respect of any Asset Sale, less the sum of (a) all reasonable out-of-pocket fees, commissions and other expense incurred in connection with such Asset Sale, including the amount (estimated in good faith by such Person and approved by the Agent) of income, franchise, sales and other applicable taxes required to be paid by such Person in connection with such Asset Sale, and (b) the aggregate amount of cash so received by such Person which is used to retire (in whole or in part) any Indebtedness (other than under the Loan Documents) of such Person permitted by this Credit Agreement that was secured by a lien of security interest (if any) permitted by this Credit Agreement having priority over the liens and security interests (if any) of the Agent, for the benefit of the Banks, with respect to such assets transferred, and which is required to be repaid in whole or in part (which repayment, in the case of any other revolving credit arrangements or multiple advance arrangements, reduces the commitment thereunder) in connection with such Asset Sale.

        Notes. The Term Notes and the Revolving Credit Notes.

        Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letters of Credit or arising or incurred in connection with any interest rate protection arrangements provided by the Banks, foreign exchange an/or currency risk protection arrangements entered into with any of the Banks, or any documents or instruments executed in connection therewith, or other instruments at any time evidencing any thereof.

        Operating Account.  See Section 2.6.2.

        Optional Currency. Any currency other than Dollars which is freely convertible into Dollars and which is traded on any recognized Eurocurrency Interbank Market selected by the Agent in good faith; provided, however, that in the event the Borrower requests an Optional Currency for a Letter of Credit consisting of a currency other than British pounds/Sterling, the issuance of such Letter of Credit shall be subject to the consent of the Agent.

        Orderly Liquidation Value. The appraised value (net of all liquidation costs and expenses) of Eligible Domestic Inventory on an orderly liquidation basis determined by the most recent appraisal thereof performed by the Agent or an appraiser acceptable to the Agent. To the extent that any Eligible Domestic Inventory is encumbered by a lien or encumbrance which is not a lien in favor of the Agent securing the Obligations, the value of such asset shall be zero.

        Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

        Patent Assignments. The several Patent Assignments, dated or to be dated on or prior to the Closing Date, made by the Borrower and the Guarantors in favor of the Agent and in form and substance satisfactory to the Banks and the Agent.

        PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

        Perfection Certificates. The Perfection Certificates defined in the Security Agreements.

        Permitted Acquisition. As defined in Section 10.5.1.

        Permitted Liens. Liens, security interests and other encumbrances permitted by Section 10.2.

        Permitted Synthetic Lease. See Section 10.1(c).

        Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

        Preferential Indebtedness. Indebtedness of WD UK which would, pursuant to the provision of any law relating to liquidation, bankruptcy, insolvency or creditors' rights generally, be paid in priority or preference to other Indebtedness in a winding up, dissolution, administration, insolvency or other similar process of law in any jurisdiction, and is of the types listed in
Schedule 6 to the Insolvency Act 1986 (or any statutory re-enactment or modification thereof pursuant to which the payment of certain obligations of a Person are given statutory preference over the payment of other such obligations). For the avoidance of doubt and for purposes of calculating the Borrowing Base, Preferential Indebtedness shall mean (and with all references herein being as set forth in Schedule 6 to the Insolvency Act of 1986) the sum of (a) as of any date of determination (which, for purposes of this definition shall mean the date on which any Person is calculating Preferential Indebtedness for purposes of ascertaining the Borrowing
Base), sums due at such date from WD UK on account of deductions of income tax from emoluments paid during the immediately preceding twelve month period (with such deductions being those which WD UK was liable to make under section 203 of the Income and Corporation Taxes Act 1998 ("pay as you earn"), less the amount of the repayments of income tax which WD UK was liable to make during such period); plus (b) sums due at the relevant date of determination from WD UK in respect of such deductions as are required to be made by WD UK for that period under Section 559 of the Income and Corporation Taxes Act 1988, if any, plus (c) any value added tax which is referable to the immediately preceding six month period from the date of determination (where the whole of the prescribed (meaning prescribed by regulations under the Value Added Tax Act (1994)) accounting period to which any value added tax is attributable falls within the six-month period, the whole amount of that tax is referable to that period, and in any other case the amount of any value added tax which is referable to the six month period is the proportion of the tax which is equal to such proportion, if any, of the accounting reference period in question as falls within such six month period); plus (d) all sums which on the relevant date of determination are due from WD UK on account of Class 1 or Class 2 contributions under the Social Security Contributions and Benefits Act 1992 or the Social Security (Northern Ireland) Act 1975 and which became due from WD UK in the immediately preceding twelve month period; plus (e) all sums which on the relevant date of determination have been assessed on and are due from WD UK on account of Class 4 contributions under either of those Acts of 1975, being sums which (i) are due to the Commissioners of Inland Revenue (rather than to the Secretary of State or a Northern Ireland department), and (ii) are assessed on WD UK up through and including the most recent April 5 to have occurred prior to the relevant date of determination, but not exceeding, in the whole, one year's assessment; plus (f) any sum which is owed by WD UK and is a sum to which Schedule 4 to the Pension Schemes Act 1993 applies (contributions to occupational pension schemes and state scheme premiums); plus (g) so much of any amount which (i) is owed by WD UK to a person who is or has been an employee of WD UK and (ii) is payable by way of remuneration in respect of the whole or any part of the period of the immediately preceding four months from the date of determination, as does not exceed so much as may be prescribed by order made by the Secretary of State; plus (h) an amount owed by way of accrued holiday remuneration, in respect of any period of employment before the date of determination, to a person whose employment by WD UK has been terminated, whether before, on or after that date; plus (i) so much of any sum owed in respect of money advanced for the purpose as has been applied for the payment of a debt which, if it had not been paid, would have been a debt falling within paragraphs (g) or (h) hereof; plus (j) so much of any amount which (i) is ordered (whether before or after the date of determination) to be paid by WD UK under the Reserve Forces (Safeguard of Employment) Act 1985, and (ii) is so ordered in respect of a default made by WD UK before that date in the discharge of its obligations under that Act, as does not exceed such amount as may be prescribed by order made by the Secretary of State. For purposes of determining whether a sum is payable by WD UK to a person by way of renumeration for subparagraphs (g) - (j) hereof, the interpretation of "Category 5" shall govern.

        Rate Adjustment Period. See the definition of Applicable Margin.

        Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

        Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

        Reference Bank. BKB.

        Register. See Section 19.3.

        Reimbursement Obligation. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 5.2.

        Reserves. As determined by the Agent, such amounts as the Agent may from time to time establish and revise (a) to reflect events, conditions, contingencies or risks which do or may (i) adversely affect either (A) any Collateral included in the Borrowing Base, the rights of the Agent or any of the Banks in any Collateral included in the Borrowing Base or its value or (B) the security interest and other rights of the Agent or any of the Banks in the Collateral included in the Borrowing Base (including the enforceability, perfection and priority thereof) or (ii) adversely affect in any material respect the assets (other than any Collateral) or business or financial condition of the Borrower or any of its Subsidiaries or (b) to reflect the belief of the Agent that any Borrowing Base Report or other collateral report or financial information furnished by or on behalf of the Borrower to the Agent or any of the Banks is or may have been incomplete, inaccurate or misleading in any material respect. Reserves may include, but are not limited to: rent, whether for personal or real property and whether or not a lessor's or landlord's waiver, in a form acceptable to the Agent, has been received by the Agent from such lessor or landlord; payables based upon past due normal trade terms; taxes and other governmental charges, whether ad valorem, personal or real property or otherwise and whether or not the tax claims therefor may have priority over the Agent's security interest in any of the Collateral; and any customs, duty, freight or other out-of-pocket costs or expenses required or advisable to "land" any Eligible Domestic Inventory the purchase of which is supported by a Letter of Credit.

        Restricted Payment. In relation to the Borrower and its Subsidiaries, any (a) Distribution; or (b) payment by the Borrower or any of its Subsidiaries to any Affiliate other than payments to such Affiliate for goods and services in the ordinary course of business on terms equivalent to those obtainable in arms length transactions.

        Revolving Credit Loan Maturity Date. November 2, 2001.

        Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2.

        Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

        Revolving Credit Notes. See Section 2.4.

        SARA. See Section 8.18(a).

        Section 20 Subsidiary. A Subsidiary of the Bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

        Security Agreements. The several Security Agreements, dated or to be dated on or prior to the Closing Date, between the Borrower and the Domestic Subsidiaries and the Agent and in form and substance satisfactory to the Banks and the Agent.

        Security Documents. The Guaranty, the Guarantees, the UK Debenture, the Security Agreements, the Foreign Stock Pledges, the Patent Assignments, the Trademark Assignments, the Stock Pledge Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

        Settlement. The making or receiving of payments, in immediately available funds, by the Banks, to the extent necessary to cause each Bank's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request) to be equal to such Bank's Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

        Settlement Amount.  See Section 2.10.1.

        Settlement Date. (a) The Drawdown Date relating to any Loan Request, (b) Friday of each week, or if a Friday is not a Business Day, the Business Day immediately following such Friday, (c) at the option of the Agent, on any Business Day following a day on which the account officers of the Agent active upon the Borrower's account become aware of the existence of an Event of Default, (d) any Business Day on which the amount of Revolving Credit Loans outstanding from BKB plus BKB's Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than BKB's Commitment Percentage of the Total Commitment, (e) at the option of the Agent, on any Business Day following a day on which the Agent requests a Settlement occur, (f) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs, or (g) any Business Day on which (i) the amount of outstanding Revolving Credit Loans decreases and (ii) the amount of the Agent's Revolving Credit Loans outstanding equals zero Dollars ($0).

        Settling Bank.  See Section 2.10.1.

        Stock Option Plan. The Borrower's employee and non-employee director stock option plans existing on the Closing Date and more fully described on
Schedule 10.1 hereto.

        Stock Pledge Agreement. The Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and the Agent and in form and substance satisfactory to the Banks and the Agent.

        Strategic Partners. Any corporation or other business entity with which the Borrower or any of its Subsidiaries has or seeks to have a substantial or continuing commercial relationship involving the purchase and/or sale of products or materials or the development, acquisition or use of products, technology or intellectual property, and which Strategic Partner and any

Investment in such Strategic Partner by the Borrower has been approved by the Board of Directors of the Borrower prior to making any Investment in such Strategic Partner.

        Subordinated Debt. Unsecured Indebtedness of the Borrower or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by the Subordinated Indenture or by another written instrument containing subordination provisions in form and substance approved by the Agent and the Majority Banks in writing.

        Subordinated Debt Documents. The Subordinated Purchase Agreement, the Subordinated Indenture, the Subordinated Registration Right Agreement, the Subordinated Notes, and any other document, agreement or instrument evidencing any Subordinated Debt.

        Subordinated Indenture. The Indenture dated on or about February 18, 1998 between the Borrower and the Indenture Trustee relating to the Subordinated Notes, a copy of which has been delivered to the Agent on or prior to the Closing Date.

        Subordinated Notes. The Zero Coupon Convertible Subordinated Debentures due 2018 in the initial aggregate principal amount at the maturity of $1,128,000,000 to be issued pursuant to the Subordinated Indenture, a copy of which has been delivered to the Agent on or prior to the Closing Date.

        Subordinated Purchase Agreement. The Purchase Agreement, as such term is defined in the Subordinated Indenture, relating to the issuance and sale by the Borrower of the Subordinated Notes, a copy of which has been delivered to the Agent on or prior to the Closing Date.

        Subordinated Registration Rights Agreement. The Registration Rights Agreement, as such term is defined in the Subordinated Indenture, relating to the issuance and sale by the Borrower of the Subordinated Notes, a copy of which has been delivered to the Agent on or prior to the "Closing Date".

        Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

        Synthetic Lease. As such term is defined in subparagraph (f) of the definition of "Indebtedness".

        Term Loan. The term loan made or to be made by the Banks to the Borrower on the Closing Date in the aggregate principal amount of $50,000,000 pursuant to
Section 4.1.

        Term Loan Maturity Date. November 2, 2001.

        Term Notes. See Section 4.2.

        Term Note Record. A Record with respect to a Term Note.

        Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

        Total Facility Usage. The sum of (a) the Revolving Credit Loans Outstanding, (b) the Maximum Drawing Amount and (c) Unpaid Reimbursement Obligations.

        Trademark Assignments. The several Trademark Assignments, dated or to be dated on or prior to the Closing Date, made by the Borrower and the Guarantors in favor of the Agent and in form and substance satisfactory to the Banks and the Agent.

        Type. As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

        UK Debenture. The Debenture, dated or to be dated on or prior to the Closing Date, between WD UK and the Agent and in form and substance satisfactory to the Agent and the Banks.

        Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

        Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 5.2.

        Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

        WD Cayman Islands. Western Digital Ireland, Ltd., an entity formed under the laws of the Cayman Islands and a wholly-owned Subsidiary of the Borrower.

        WD Germany. Western Digital (Deutschland) GmbH, an entity formed under the laws of Germany and a wholly-owned Subsidiary of the Borrower.

        WD Malaysia. Western Digital (Malaysia) SDN BHD, an entity formed under the laws of Malaysia and a wholly-owned Subsidiary of the Borrower.

        WD UK. Western Digital (U.K.) Limited., an entity formed under the laws of the United Kingdom and a wholly-owned Subsidiary of the Borrower.

        1.2.  RULES OF INTERPRETATION.

               (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

               (b) The singular includes the plural and the plural includes the singular.

               (c) A reference to any law includes any amendment or modification to such law.

               (d) A reference to any Person includes its permitted successors and permitted assigns.

               (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

               (f) The words "include", "includes" and "including" are not limiting.

               (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

               (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

               (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

               (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

               (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

               (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

                        2. THE REVOLVING CREDIT FACILITY.

        2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the Total Facility Usage shall not at any time exceed the lesser of (a) the Total Commitment and (b) the Borrowing Base. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 12 and Section 13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

        2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee (the "Commitment Fee") calculated at rate of one half of one percent (.5%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Commitment exceeds the Total Facility Usage during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

        2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $5,000,000 or a whole multiple of $500,000 in excess thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Without duplication for amounts to be paid pursuant to
Section 4.4 hereof, if the Borrower repays or prepays all outstanding Loans and the Total Commitment is terminated in its entirety, whether in a single transaction or in a series of related transactions, the Borrower shall pay to the Agent a premium in an amount calculated as follows:

        (a) if such repayment or prepayment and termination is concluded on or prior to the first anniversary of the Closing Date, an amount equal to one percent (1%) of the sum of (i) the Total Commitment plus (ii) the outstanding amount of the Term Loan immediately prior to such repayment or prepayment or the first of a related series of repayments or prepayments, as the case may be;

        (b) if such repayment or prepayment and termination is concluded after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, an amount equal to one half of one percent (1/2%) of the Total Commitment plus the outstanding amount of the Term Loan immediately prior to such repayment or prepayment or the first of a related series of repayments or prepayments, as the case may be; and

        (c) if such repayment or prepayment is concluded after the second anniversary of the Closing Date, no premium shall be payable.

        No reduction or termination of the Total Commitment may be reinstated.

        2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit B hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

        2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in
Section 6.10,

               (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin.

               (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

               (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

        2.6.  REQUESTS FOR REVOLVING CREDIT LOANS.

               2.6.1. GENERAL. The Borrower shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") not later than (a) 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (b) 11:00 a.m. (Boston time) two (2) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed

        Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall for a Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 or a larger integral multiple of $100,000 in excess thereof, and each Loan Request for a Eurodollar Rate Loan shall be in a minimum aggregate amount of $5,000,000 or a larger integral multiple of $1,000,000 in excess thereof.

               2.6.2. SWING LINE. Notwithstanding the notice and minimum amount requirements set forth in Section 2.6.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Agent may, in its sole discretion and without conferring with the Banks, make Revolving Credit Loans to the Borrower (i) by entry of credits to the Borrower's operating account maintained with BKB (the "Operating Account") with the Agent to cover checks or other charges which the Borrower has drawn or made against such account or (ii) in an amount as otherwise requested by the Borrower; provided, however that the aggregate amount of all advances made pursuant to this Section 2.6.2 shall not exceed $15,000,000 at any time outstanding. The Borrower hereby requests and authorizes the Agent to make from time to time such Revolving Credit Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented for payment from the Operating Account or as otherwise so requested. The Borrower acknowledges and agrees that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan Request including, without limitation, the limitations set forth in Section 2.1 and the requirements that the applicable provisions of
        Section 12 (in the case of Revolving Credit Loans made on the Closing
        Date) and Section 13 be satisfied. All actions taken by the Agent pursuant to the provisions of this Section 2.6.2 shall be conclusive and binding on the Borrower and the Banks absent the Agent's gross negligence or willful misconduct. Revolving Credit Loans made pursuant to this Section 2.6.2 shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Agent.

        2.7.  CONVERSION OPTIONS.

               2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Days prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least two (2) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; and (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan for an Interest Period of more than thirty (30) days if at the date of such conversion the Borrower cannot satisfy the conditions set forth in Section 13 hereof; and (e) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion into a Base Rate Loan shall be in an aggregate principal amount of $1,000,000 or a larger integral multiple of $100,000 in excess thereof, and any partial conversion into a Eurodollar Rate Loan shall be in an aggregate principal amount of $5,000,000 or a larger integral multiple of $1,000,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

               2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default; and provided, further, to the extent any Revolving Credit Loan was converted or continued as a Eurodollar Rate Loan on a date when the Borrower was unable to satisfy the conditions set forth in Section 13 hereof, such Loan may not be continued as such if on the date of such conversion the Borrower remains unable to satisfy the conditions set forth in Section 13 hereof, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

               2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. In addition, there shall not be more than ten (10) Eurodollar Rate Loans outstanding at any one time.

        2.8.  FUNDS FOR REVOLVING CREDIT LOAN.

               2.8.1. FUNDING PROCEDURES. Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

               2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

        2.9. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to Section 9.4(f)) by the Agent by reference to the Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 9.4(f) and other information obtained by or provided to the Agent. The Agent shall give to the Borrower written notice of any change in the Borrowing Base determined by the Agent. In the case of a reduction in the lending formula with respect to Eligible Accounts Receivable or Eligible Domestic Inventory, as the case may be, such notice shall be effective ten (10) Business Days after its receipt by the Borrower, and in the case of any change in the general criteria for Eligible Accounts Receivable or Eligible Domestic Inventory, as the case may be, such notice shall be effective upon its receipt by the Borrower.

        2.10.  SETTLEMENTS.

               2.10.1. GENERAL. On each Settlement Date, the Agent shall, not later than 11:00 a.m. (Boston time), give telephonic or facsimile notice
        (i) to the Banks and the Borrower of the respective outstanding amount of Revolving Credit Loans made by the Agent on behalf of the Banks from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Eurodollar Rate Loans to be made (following the giving of notice pursuant to Section 2.6.1(ii)) on such date pursuant to a Loan Request and (ii) to the Banks of the amount (a "Settlement Amount") that each Bank (a "Settling Bank") shall pay to effect a Settlement of any Revolving Credit Loan. A statement of the Agent submitted to the Banks and the Borrower or to the Banks with respect to any amounts owing under this Section 2.10 shall be prima facie evidence of the amount due and owing. Each Settling Bank shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Agent in the amount of the Settlement Amount for such Settling Bank. All funds advanced by any Bank as a Settling Bank pursuant to this Section 2.10 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Bank to the Borrower and all funds received by any Bank pursuant to this Section 2.10 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Bank. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevent a Settling Bank from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such dispositions and arrangements with the other Banks with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

               2.10.2. FAILURE TO MAKE FUNDS AVAILABLE. The Agent may, unless notified to the contrary by any Settling Bank prior to a Settlement Date, assume that such Settling Bank has made or will make available to the Agent on such Settlement Date the amount of such Settling Bank's Settlement Amount, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Settling Bank makes available to the Agent such amount on a date after such Settlement Date, such Settling Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Settling Bank with respect to any amounts owing under this Section
        2.10.2 shall be prima facie evidence of the amount due and owing to the Agent by such Settling Bank. If such Settling Bank's Settlement Amount is not made available to the Agent by such Settling Bank within three
        (3) Business Days following such Settlement Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settlement Date.

               2.10.3. NO EFFECT ON OTHER BANKS. The failure or refusal of any Settling Bank to make available to the Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Bank's Settlement Amount shall not (i) relieve any other

        Settling Bank from its several obligations hereunder to make available to the Agent the amount of such other Settling Bank's Settlement Amount or (ii) impose upon any Bank, other than the Settling Bank so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Bank.

        2.11.  REPAYMENTS OF REVOLVING CREDIT LOANS PRIOR TO EVENT OF DEFAULT.

               2.11.1. CREDIT FOR FUNDS RECEIVED IN CONCENTRATION ACCOUNT. Prior to the occurrence of an Event of Default as to which the account officers of the Agent active upon the Borrower's account have actual knowledge, (i) all funds and cash proceeds in the form of money, checks and like items received in the BKB Concentration Account as contemplated by Section 9.15 shall be credited, on the same Business Day on which the Agent determines that good collected funds have been received, and, prior to the receipt of good collected funds, on a provisional basis until final receipt of good collected funds, and applied as contemplated by Section 2.11.2, (ii) all funds and cash proceeds in the form of a wire transfer received in the BKB Concentration Account as contemplated by Section 9.15 shall be credited on the same Business Day as the Agent's receipt of such amounts (or up to such later date as the Agent determines that good collected funds have been received), and applied as contemplated by Section 2.11.2, and (iii) all funds and cash proceeds in the form of an automated clearing house transfer or similar transfer, to the extent applicable, received in the BKB Concentration Account as contemplated by Section 9.15 shall be credited, on the next Business Day following the Agent's receipt of such amounts (or up to such later date as the Agent determines that good collected funds have been received), and applied as contemplated by Section 2.11.2. For purposes of the foregoing provisions of this Section 2.11.1, and to the extent any funds so received pursuant to this Section 2.11.1 are to be used to make any payments or prepayments on any Obligations under the Loan Documents, the Agent shall not be deemed to have received any such funds or cash proceeds on any day unless received by the Agent before (a) 4:00 p.m. (Boston time) on such day if such funds are being used to make a payment on any advances made pursuant to Section 2.6.2 for which a Settlement has not yet occurred; and (b) in all other cases, 2:30 p.m. (Boston time) on such day. The Borrower further acknowledges and agrees that any such provisional credits or credits in respect of wire, automatic clearing house funds transfers or similar transfers shall be subject to reversal if final collection in good funds of the related item is not received by, or final settlement of the funds transfer is not made in favor of, the Agent in accordance with the Agent's customary procedures and practices for collecting provisional items or receiving settlement of funds transfers.

               2.11.2.  APPLICATION OF PAYMENTS PRIOR TO EVENT OF DEFAULT.

                      (a) Prior to the occurrence of an Event of Default of
               which the account officers of the Agent active on the Borrower's account have knowledge, and so long as the outstanding amount of all Revolving Credit Loans (which shall not include the Maximum Drawing Amounts of any issued and outstanding Letters of Credit) is less than $75,000,000 at all times and the Excess Availability is greater than $100,000,000 at all times, all funds transferred to the BKB Concentration Account and for which the Borrower or Guarantor, as the case may be, has received credits shall, except as otherwise required by Section 5.2(c), be applied to the Operating Account (in the case of the Borrower) or, as the case may be, the operating account of a Guarantor maintained with the Agent (the "Guarantor Operating Account"). In the event the outstanding amount of all Revolving Credit Loans (which shall not include the Maximum Drawing Amounts of any issued and outstanding Letters of Credit) at any time exceeds $75,000,000 or the Excess Availability at any time is less than $100,000,000 (hereinafter being referred to as the "Trigger Event"), all funds transferred to the BKB Concentration Account and for which the Borrower or such Guarantor, as the case may be, has received credits shall, except as otherwise required by Section 5.2(c), be applied to the Obligations as follows:

                             (i) first, to pay amounts then due and payable
                      under this Credit Agreement, the Notes and the other Loan Documents;

                             (ii) second, to reduce other Revolving Credit Loans
                      made by the Agent pursuant to Section 2.6.2 and for which Settlement has not then been made;

                             (iii) third, to reduce other Revolving Credit Loans
                      which are Base Rate Loans;

                             (iv) fourth, to reduce Revolving Credit Loans which
                      are Eurodollar Rate Loans; and

                             (v) fifth, except as otherwise required by Section
                      5.2(b) and (c), to the Operating Account or the Guarantor Operating Account, as the case may be.

                             Notwithstanding anything to the contrary contained
                      in the immediately preceding sentence, in the event the Trigger Event has occurred, so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, the Agent shall, to the extent funds are available in the Guarantor's BKB Concentration Account for which the Guarantor has received credit, transfer an amount into the Guarantor Operating Account which would be sufficient for the Guarantor to maintain a $5,000,000 daily balance in the Guarantor Operating Account (provided, however, that the Agent shall only be required to make one such transfer each Business Day). To the extent funds are not so available, the Agent shall transfer into the Guarantor Operating Account (with the Agent only being required to make one such transfer each Business Day) the entire balance of such Guarantor's BKB Concentration Account until such time, if ever, that the balance in the Guarantor Operating Account is $5,000,000.

                      (b) All prepayments of Eurodollar Rate Loans prior to the
               end of an Interest Period shall obligate the Borrower to pay any breakage costs associated with such Eurodollar Rate Loans in accordance with Section 6.9. Prior to the occurrence of an Event of Default, the Borrower may elect to avoid such breakage costs by providing to the Agent cash in an amount sufficient to cash collateralize such Eurodollar Rate Loans, but in no event shall the Borrower be deemed to have paid such Eurodollar Rate Loans until such cash has been paid to the Agent for application to such Eurodollar Rate Loans. The Agent may elect to cause such cash collateral to be deposited into a cash collateral account pursuant to the terms of a cash collateral agreement executed by the Borrower and the Agent and in form and substance satisfactory to the Agent with appropriate instructions prohibiting the Borrower's withdrawal of such funds so long as they remain cash collateral. In each such case, the Borrower agrees to execute and deliver to the Agent such instruments and documents, including Uniform Commercial Code financing statements and agreements with any third party depository banks, as the Agent may request.

                      (c) All prepayments of the Revolving Credit Loans pursuant to this Section 2.11.2 shall be allocated among the Banks making such Revolving Credit Loans, in proportion, as nearly as practicable, to the respective unpaid principal amount of such Revolving Credit Loans outstanding, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

        2.12. REPAYMENTS OF REVOLVING CREDIT LOANS AFTER EVENT OF DEFAULT. Following the occurrence and during the continuance of an Event of Default of which the account officers of the Agent active on the Borrower's account have knowledge, all funds transferred to the BKB Concentration Account and for which the Borrower or any Guarantor has received credits shall be applied to the Obligations in accordance with Section 14.4.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

        3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

        3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the Total Facility Usage exceeds the lesser of (a) the Total Commitment and (b) the Borrowing Base, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

        3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, but subject to Section 6.9. The Borrower shall give the Agent, no later than 1:00 p.m., Boston time, on the Business Day of such proposed prepayment, written notice of any proposed prepayment pursuant to this Section
3.3 of Base Rate Loans, and two (2) Eurodollar Business Days notice of any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                                4. THE TERM LOAN.

        4.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each Bank agrees to lend to the Borrower on the Closing Date the amount of its Commitment Percentage of the principal amount of $50,000,000.

        4.2. THE TERM NOTES. The Term Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit D hereto (each a "Term Note"), dated the Closing Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment Percentage of the Term Loan and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Commitment Percentage of the Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note, an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

        4.3. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN. The Borrower promises to pay to the Agent for the account of the Banks the principal amount of the Term Loan in quarterly payments of $2,500,000, which payments shall be due and payable quarterly on the last day of each calendar quarter commencing on September 30, 1999, with the unpaid balance of the Term Loan payable on the Term Loan Maturity Date.

        4.4. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrower shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than five (5) Business Days prior written notice to the Agent, without premium or penalty but subject to Section 6.9, provided that (a) each partial prepayment shall be in the principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (b) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed. Without duplication for amounts to be paid pursuant to Section 2.3 hereof, if the Borrower prepays the Term Notes in whole or in part in connection with a termination of the Total Commitment (whether in a single transaction or a series of related transactions), the Borrower shall pay a premium with respect to each such prepayment in an amount determined in accordance with the percentages set forth in the following table opposite the period during which such prepayment is made:


         Period                                        Prepayment Premium
         ------                                        ------------------

Closing Date through
first anniversary thereof                              1% of amount prepaid

First anniversary of
Closing Date through second
Anniversary of Closing Date                           1/2% of amount prepaid

Thereafter                                                      -0-



        4.5.  INTEREST ON TERM LOAN.

               4.5.1. INTEREST RATES. Except as otherwise provided in Section 6.10, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

                      (a) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin.

                      (b) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Eurodollar Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate of per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

        The Borrower promises to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

               4.5.2. NOTIFICATION BY BORROWER. The Borrower shall notify the Agent, such notice to be irrevocable, at least three (3) Eurodollar Business Days prior to the

        Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate. After the Term Loan has been made, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans.

               4.5.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $5,000,000 or an integral multiple of $2,500,000 in excess thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

        4.6.  MANDATORY REPAYMENTS OF TERM LOAN.

               4.6.1. TERM LOAN. If at any time the Borrowing Base shall be less than $0, then the Borrowers shall immediately pay to the Agent for the respective accounts of the Banks, to be applied to the Term Loan, an amount sufficient to cause the Borrowing Base to be greater than $0.

               4.6.2. PROCEEDS OF ASSET SALES AND EQUITY ISSUANCES. In the event the Borrower or any of its Subsidiaries receives any (a) Net Cash Sale Proceeds from any Asset Sale permitted by Section 10.5.2 or otherwise consented to in writing by the Agent and the Majority Banks (or, in the event such a sale constitutes a sale of all or substantially all of the Collateral, then all the Banks) (other than Net Cash Sale Proceeds from the sale of equipment or inventory which are to be reinvested by the Borrower or such Subsidiary within ninety (90) days of receipt thereof in replacement assets for those assets sold) and the aggregate amount of all Net Cash Sale Proceeds exceeds $2,500,000 or (b) Net Cash Proceeds from any Equity Issuances by the Borrower or any of its Subsidiaries after the Closing Date, the Borrower shall, immediately upon receipt thereof, or, in the case of Net Cash Sale Proceeds which are to be reinvested in replacement assets, ninety (90) days after receipt thereof if such proceeds are not so reinvested within such 90 days, make a prepayment of principal on the Term Loan in the amount of such proceeds (or, in the case of Net Cash Sale Proceeds required to be repaid, in the amount which exceeds $2,500,000), with such payment being applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity.

                              5. LETTERS OF CREDIT.

        5.1.  LETTER OF CREDIT COMMITMENTS.

               5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in

        Section 5.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby letters of credit (individually, a "Letter of Credit"), denominated in Dollars or any Optional Currency in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the Dollar Equivalent of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $50,000,000 at any one time and (b) the sum of the Dollar Equivalent (i) of the Maximum Drawing Amount on all Letters of Credit, (ii) of all Unpaid Reimbursement Obligations, and (iii) of the amount of all Revolving Credit Loans outstanding shall not exceed the lesser of (A) the Total Commitment and
        (B) the Borrowing Base. Notwithstanding the foregoing, the Agent shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Borrower or any of its Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Borrower demonstrates to the satisfaction of the Agent that (x) such prior incurred Indebtedness were then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Borrower or such Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness were then secured or supported by a letter of credit issued for the account of the Borrower or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by the Borrower or such Subsidiary.

               5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

               5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date and (c) have an expiry date no longer than one (1) year from the date of issuance. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

               5.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

               5.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.2.

               5.1.6. DUTY DEFERMENT GUARANTEE/ABN STANDBY LETTER OF CREDIT. The parties hereto hereby acknowledge and agree that each of the (a) Duty Deferment Guarantee (reference no. 11602) issued by BankBoston, N.A., London Branch in favor of H.M. Customs and Excise on October 24, 1997 guaranteeing sums of not more than 5,000,000 Pounds Sterling in the aggregate owed by WD UK and (b) the letter of credit issued by BKB on November 7, 1997 to support the bank guarantee issued by ABN Amro Bank in the face amount of 500,000 dutch guilders for the account of WD UK shall be considered Letters of Credit hereunder, as if each such bank guarantee and letter of credit were issued on the date hereof.

        5.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

               (a) except as otherwise expressly provided in Section 5.2(b) and
        (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the Dollar Equivalent of the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the Dollar Equivalent of the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

               (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

               (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 14, an amount equal to the Dollar Equivalent of then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 5.2 at any time from the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 6.10 for overdue principal on the Revolving Credit Loans.

        5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in
Section 5.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation and shall specify such amount in Dollars (which, to the extent of any Letter of Credit issued in an Optional Currency, is based upon the actual exchange rate at which the Agent anticipates being able to obtain the applicable Optional Currency on the date payment is to be made by the Banks, with any excess payment being refunded to the Banks and any deficiency being payable by such Banks) required from each of the Banks. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. From and after such purchase of the applicable Letter of Credit Participation, such Unpaid Reimbursement Obligations shall be deemed to have been converted into Base Rate Loans made by the Banks, and all amounts from time to time accruing, and all amounts from time to time payable, on account of such Unpaid Reimbursement Obligations shall be payable in Dollars as if such Letter of Credit had originally been issued in Dollars.

        5.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

        5.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 5.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

        5.6. LETTER OF CREDIT FEE. The Borrower shall pay quarterly in arrears on the last day of each calendar quarter following the issuance, extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Agent, pay a fee (in each case, a "Letter of Credit Fee") to the Agent in respect of each Letter of Credit issued pursuant to this Credit Agreement, calculated at the applicable rate set forth in the definition of Applicable Margin under the column headed "Letter of Credit Fees" per annum on the average daily undrawn face amount of each such Letter of Credit which shall be for the accounts of the Banks in accordance with their respective Commitment Percentages, plus an amount equal to 1/8% per annum on the face amount of such Letter of Credit which shall be for the account of the Agent as an issuing fee. In respect of each Letter of Credit, the Borrower shall also pay to the Agent for the Agent's own account, on the date of any issuance, extension, renewal or amendment of any Letter of Credit, or at such time or times as such charges are customarily made to the Agent; plus the Agent's customary issuance, negotiation or document examination or other administrative fees as in effect from time to time.

                         6. CERTAIN GENERAL PROVISIONS.

        6.1. FEES. The Borrower agrees to pay to the Agent the fees in the amounts and at the times set forth in the Fee Letter.

        6.2.  FUNDS FOR PAYMENTS.

               6.2.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

               6.2.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) either of the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or either of the Agent to receive the same net amount which the Banks or either of the Agent would have received on such due date had no such obligation been imposed upon the Borrower; provided, however, the Borrower shall have no obligations to make any such payment to any Bank which is organized under the laws of any jurisdiction other than the United States or any state thereof in respect of United States federal withholding taxes unless such Bank shall have delivered to the Borrower a duly completed and executed IRS form 1001 or 4224 that shows complete exemption of such Bank from such withholding tax. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

                6.2.3. CURRENCY MATTERS.

                      6.2.3.1. CURRENCY OF ACCOUNT. (a) Dollars are the
               currency of account and payment for each and every sum at any time due from the Borrower hereunder; provided that:

                      (i) each payment in respect of costs, expenses and
               indemnities shall be made in the currency in which the same were incurred; and

                      (ii) any amount expressed to be payable in a currency
               other than Dollars shall be paid in that other currency.

                      (b) No payment to the Agent or any Bank (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until the Agent or such Bank shall have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, the Borrower shall indemnify and hold harmless the Agent or such Bank, as the case may be, with respect to the amount of the shortfall.

                      6.2.3.2.  CURRENCY FLUCTUATIONS.

                      (a) Not later than 1:00 p.m. (Boston time) on the last
               Business Day of each calendar month (the "Calculation Date"), the Agent shall determine the Dollar Equivalent as of such date. The Dollar Equivalent so determined shall become effective on the first Business Day immediately following such determination (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

                      (b) If, on any Reset Date and on the Revolving Credit Loan
               Maturity Date, the aggregate outstanding amount (expressed in Dollars) of all Revolving Credit Loans, the sum of the Maximum Drawing Amount on such date and all Unpaid Reimbursement Obligations on such date, exceeds the lesser of (i) Total Commitment and (ii) the Borrowing Base, then (i) the Agent shall give notice thereof to the Borrower and the Banks and (ii) within two (2) Business Days thereafter, the Borrower shall repay or prepay the Revolving Credit Loans in accordance with this Credit Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding amount (expressed in Dollars) of all Revolving Credit Loans and the sum of the Maximum Drawing Amount on such date and all Unpaid Reimbursement Obligations on such date, no longer exceeds the lesser of (i) the Total Commitment (expressed in Dollars) and
               (ii) the Borrowing Base.

                      (c) Without limiting subsection Section 6.2.3.2(b), if, on any day prior to the Revolving Credit Loan Maturity Date, the aggregate outstanding amount (expressed in Dollars) of all Revolving Credit Loans and the sum of the Maximum Drawing Amount on such date and all Unpaid Reimbursement Obligations on such date, exceeds the lesser of (i) the Total Commitment and (ii) the Borrowing Base or more, then (i) the Agent shall give notice thereof to the Borrower and the Banks and (ii) the Borrower shall immediately repay or prepay the Revolving Credit Loans in accordance with this Credit Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding amount (expressed in Dollars) of all Revolving Credit Loans and the sum of the Maximum Drawing Amount on such date and all Unpaid Reimbursement Obligations on such date, no longer exceeds the lesser of (i) the Total Commitment (expressed in Dollars) and (ii) the Borrowing Base. Nothing set forth in this
               Section 6.2.3.2 shall be construed to require the Agent to calculate daily compliance under this Section 6.2.3.2 unless expressly requested to do so by a Bank.

                      (d) If on any Reset Date, the sum of the Maximum Drawing
               Amount on such date and all Unpaid Reimbursement Obligations on such date (expressed in Dollars) exceeds the Letter of Credit sublimit set forth in Section 4.1 (expressed in Dollars), then the Borrower shall immediately upon demand provide cash collateral to the Agent such that, after giving effect thereto, the aggregate outstanding amount of the sum of the Maximum Drawing Amount on such date and all Unpaid Reimbursement Obligations on such date (expressed in Dollars) no longer exceed the Letter of Credit sublimit set forth in Section 4.1.

               6.2.4.  EUROPEAN MONETARY UNION.

                      (a) If, as a result of the implementation of European
               monetary union, (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by a European single currency (the so-called "Euro") or (ii) any Optional Currency and the "Euro" are at the same time recognized by the central bank or comparable authority of the nation issuing such Optional Currency as lawful currency of such nation and the Agent or the Majority Banks shall so request in a notice delivered to the Borrower, then any amount payable hereunder by the Borrower to the Banks, in such Optional Currency shall instead be payable in the "Euro" and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the "Euro" at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union.

                      (b) The Borrower agrees, at the request of any Bank, to
               compensate such Bank for any reasonable loss, cost, expense or reduction in return that shall be incurred or sustained by such Bank (other than through such Bank's gross negligence or willful misconduct) as a result of the implementation of European monetary union, that would not have been incurred or sustained but for the transactions provided for herein and that, to the extent that such loss, cost, expense or reduction is of a type generally applicable to extensions of credit similar to the extensions of credit hereunder, is generally being requested from borrowers subject to similar provisions. A certificate of a Bank setting forth (x) the amount or amounts necessary to compensate such Bank (y) describing the nature of the loss or expense sustained or incurred by such Bank as a consequence thereof and
               (z) setting forth a reasonably detailed explanation of the calculation thereof shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

                      (c) The Borrower agrees, at the request of the Majority
               Banks, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Credit Agreement in such manner as the Majority Banks shall reasonably specify in order to reflect the implementation of such European monetary union to place the parties hereto in the position they would have been in had such European monetary union not been implemented.

        6.3. COMPUTATIONS. All computations of interest on Base Rate Loans shall be based on a 365-day year and paid for the actual number of days elapsed. All computations of interest on the Eurodollar Rate Loans and of Commitment Fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

        6.4. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

        6.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 6.5, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

        6.6. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

               (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent or based upon any United States withholding tax for any non U.S. Bank to the extent such non-U.S. Bank failed to comply with Section 6.2.2), or

               (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

               (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

               (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                      (i) to increase the cost to any Bank of making, funding,
               issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

                      (ii) to reduce the amount of principal, interest,
               Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                      (iii) to require such Bank or the Agent to make any
               payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

        6.7. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

        6.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 6.6 or 6.7 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

        6.9. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (excluding loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loan pursuant to Section 4.5.2) or a Conversion Request relating thereto in accordance with Section 2.6, Section 2.7 or Section 4.5 or
(c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Eurodollar Rate Loans.

        6.10.  INTEREST AFTER DEFAULT.

               6.10.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to four percent (4%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

               6.10.2. AMOUNTS NOT OVERDUE. During the continuance of a Default or an Event of Default the principal of the Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Majority Banks pursuant to Section 27, bear interest at a rate per annum equal to the greater of (a) two percent (2%) above the rate of interest otherwise applicable to such Revolving Credit Loans pursuant to Section 2.5 and the Term Loan pursuant to Section 4.5 and (b) the rate of interest applicable to overdue principal pursuant to Section 6.10.1.

                     7. COLLATERAL SECURITY AND GUARANTIES.

        7.1. SECURITY OF BORROWER. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets (other than any leasehold, wherever situated and the Real Estate located in Irvine, California and Rochester, Minnesota) of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party, including, without limitation, a pledge by the Borrower of 100% of the capital stock of each Guarantor other than WD UK and 66% of the capital stock of each Foreign Subsidiary.

        7.2. GUARANTIES AND SECURITY OF SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty. The obligations of the Guarantors under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets (other than Real Estate) of each such Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Guarantor is a party. Notwithstanding the foregoing, the amounts collectible from WD UK under the Guaranty shall be limited to the value of the businesses and assets of WD UK.

                       8. REPRESENTATIONS AND WARRANTIES.

        The Borrower represents and warrants to the Banks and the Agent as follows:

        8.1.  CORPORATE AUTHORITY.

               8.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or the Borrower and such Subsidiary, taken as a whole.

               8.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

               8.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        8.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Domestic Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Domestic Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

        8.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 8.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

        8.4.  FINANCIAL STATEMENTS AND PROJECTIONS.

               8.4.1. FISCAL YEAR. The Borrower and each of its Subsidiaries has a fiscal year which is the twelve months ending on the last Saturday of every June of each calendar year.

               8.4.2. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for the fiscal year then ended, certified by KPMG Peat Marwick. Such balance sheet and statements of income and cash flow have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

               8.4.3. PROJECTIONS. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1999 to 2001 fiscal years, copies of which have been delivered to each Bank, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections or to the cash flow statements delivered to the Banks. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

        8.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or any of its Subsidiaries. Since the Balance Sheet Date, neither the Borrower nor any of its Subsidiaries has made any Distributions which are prohibited by Section 10.4 hereof.

        8.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others where such conflict could reasonably be expected to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries.

        8.7. LITIGATION. Except as set forth in Schedule 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

        8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries.

        8.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.

        8.10. TAX STATUS. The Borrower and its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim. In addition, the Borrower and its Subsidiaries have established reserves to cover the Borrower's or such Subsidiary's sales or use tax obligations in each jurisdiction where the Borrower or such Subsidiary is required to pay such taxes, and such reserves are adequate for the payment of all of such obligations.

        8.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

        8.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

        8.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

        8.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses which could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower or the Borrower and its Subsidiaries, taken as a whole, or the Agent's rights with respect to the Collateral. The Borrower or a Subsidiary of the Borrower which is a party to one of the Security Agreements is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

        8.15. CERTAIN TRANSACTIONS. Except as set forth on Schedule 8.15 hereto and except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties or which could otherwise have a material adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        8.16.  EMPLOYEE BENEFIT PLANS.

               8.16.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
        Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

               8.16.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

               8.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

               8.16.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

        8.17.  USE OF PROCEEDS.

               8.17.1. GENERAL. The proceeds of the Loans shall be used (a) to refinance existing Indebtedness of the Borrower and (b) for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

               8.17.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

               8.17.3. INELIGIBLE SECURITIES. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrower or any Subsidiary or other Affiliate of the Borrower.

        8.18. ENVIRONMENTAL COMPLIANCE. To the best of the Borrower's knowledge, based upon a reasonable investigation, the Borrower has determined that:

               (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate located in the United States or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries;

               (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) except to the extent that the following would not have a material adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries, that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (c) except as set forth on Schedule 8.18 attached hereto: (i) no portion of the Real Estate located in the United States has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate in violation of any Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate located in the United States except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of the business, assets or financial condition of the Borrower or any of its Subsidiaries; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate located in the United States which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate located in the United States; and (v) in addition, except to the extent that the following would not have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries, any Hazardous Substances that have been generated on any of the Real Estate located in the United States have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

               (d) None of the Borrower and its Subsidiaries or any of the Real Estate located in the United States is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

        8.19. SUBSIDIARIES, ETC. Schedule 8.19(a) sets forth the only Subsidiaries of the Borrower. Except as set forth on Schedule 8.19(b) hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

        8.20. CHIEF EXECUTIVE OFFICE. The Borrower's chief executive office is at 8105 Irvine Center Drive, Irvine, California 92618, at which location its books and records are kept.

        8.21. DISCLOSURE. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Borrower or any of its Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of the Borrower or any of its Subsidiaries, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

        8.22. INSURANCE. The Borrower and each of its Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practice, with the details of such coverage being more fully described on Schedule 8.22 hereto.

        8.23. STATUS OF LOAN AS SENIOR DEBT. All Indebtedness of the Borrower and its Subsidiaries to the Banks and the Agent in respect of the Loans and the Reimbursement Obligations constitutes "Superior Indebtedness", "Senior Indebtedness" or "Senior Debt" (or the analogous term used therein) under the terms of the Subordinated Debt Documents or any other instrument evidencing or pursuant to which there is issued Indebtedness which purports to be Subordinated Debt of the Borrower or any Subsidiary.

        8.24. NO OTHER DESIGNATED SENIOR DEBT. The Borrower has not designated any Indebtedness of the Borrower or any of its Subsidiaries as, and has no, "Designated Senior Debt" (or the analogous term used therein) for purposes of (and as defined in) the Subordinated Indenture, other than the Obligations and the obligations of the Borrower arising under the Permitted Synthetic Lease.

        8.25. MANDATORY REDEMPTIONS AND REPURCHASES. The Borrower has no obligations pursuant to any of the Subordinated Debt Documents to make any mandatory repurchases or redemptions of the Subordinated Notes prior to and until February 18, 2003 other than upon the occurrence of a Fundamental Change (as such term is defined in the Subordinated Indenture) and the exercise by the holders of the Subordinated Notes of resulting rights after such Fundamental Change to require the Borrower to repurchase all or any portion of the Subordinated Notes.

        8.26. YEAR 2000 PROBLEM. The Borrower has committed personnel and resources to resolve potential "Year 2000 issues" (i.e. the risk that computer applications used by the Borrower or any if its Subsidiaries may be unable to recognize and perform properly date sensitive functions involving certain dates prior to and any date after December 31, 1999), both internally and externally (with respect to the Borrower's suppliers and customers) for both information technology assets and non-information technology assets. The Borrower and its Subsidiaries are identifying Year 2000 dependencies in their systems, equipment, and processes and are implementing changes to such systems, updating or replacing such equipment, and modifying such processes to make them Year 2000 compliant. The Borrower has completed its assessment of internal Year 2000 issues and is in the process of remediation of the critical systems. The Borrower and its Subsidiaries have also initiated formal communications with all of their significant suppliers and financial institutions to evaluate their Year 2000 compliance plans and state of readiness and to determine whether any Year 2000 issues will impede the ability of such suppliers to continue to provide goods and services to the Borrower and its Subsidiaries. As a general matter, the Borrower and its Subsidiaries are vulnerable to their key suppliers' failure to remedy their own Year 2000 issues, which could delay shipments of essential components, thereby disrupting or halting the Borrower's or such Subsidiary's manufacturing operations. Further, the Borrower and its Subsidiaries also rely, both domestically and internationally, upon governmental agencies, utility companies, telecommunication service companies and other service providers outside of the Borrower's or such Subsidiary's control. There is no assurance that such suppliers, governmental agencies, financial institutions or other third parties will not suffer business disruption caused by a Year 2000 issue. Such failures could have a material adverse effect on the Borrower's and its Subsidiaries' financial condition and results of operation. Additionally, the Borrower and its Subsidiaries are in the process of communicating with their large customers to determine the extent to which the Borrower and its Subsidiaries are vulnerable to those third parties' failure to remedy their own Year 2000 issues. The Borrower anticipates that its systems, equipment and processes will be substantially Year 2000 compliant by the end of June, 1999. Although a budget has been established, the cost to the Borrower and its Subsidiaries of achieving Year 2000 compliance is evolving; however, it is not expected to have a material adverse effect on the Borrower's and its Subsidiaries' financial condition or results of operations. While the Borrower and its Subsidiaries currently expects that the Year 2000 issue will not pose significant operational problems, delays in the Borrower's or such Subsidiary's remediation efforts, or a failure to fully identify all Year 2000 dependencies in the systems, equipment or processes of the Borrower and its Subsidiaries or its vendors, customers or financial institutions could have material adverse consequences, including delays in the manufacture, delivery or sale of products. Therefore, the Borrower and its Subsidiaries are in the process of developing contingency plans along with their remediation efforts for continuing operations in the event such problems arise.

        8.27. BANK ACCOUNTS. Schedule 8.20 sets forth the account numbers and location of all Local Accounts, Interim Concentration Accounts and other bank accounts of the Borrower or any of its Subsidiaries.

                    9. AFFIRMATIVE COVENANTS OF THE BORROWER.

        The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

        9.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Commitment Fees, the administrative fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

        9.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office at 8105 Irvine Center Drive, Irvine, California 92618, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

        9.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles; (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves; and (c) at all times engage KPMG Peat Marwick or other independent certified public accountants satisfactory to the Agent as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountant of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Agent.

        9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:

               (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated and consolidating statements of income and consolidated statements of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and with respect to the consolidated statements, certified without qualification by KPMG Peat Marwick or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

        provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

               (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated and consolidating statements of income and consolidated statements of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

               (c) as soon as practicable, but in any event within thirty (30) days after the end of each fiscal month of the Borrower which is not also a fiscal quarter end, unaudited monthly consolidated and consolidating balance sheets of the Borrowers and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income for such month and the portion of the fiscal year then elapsed, prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements accurately reflects the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

               (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit E hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

               (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

               (f) within fifteen (15) days after the end of each fiscal month or at such earlier time as the Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or such other date so requested by the Agent, provided however, if Excess Availability is less than $100,000,000 at any time during the most recently ended four weeks, the Borrower shall within five (5) days after the end of each week provide the Agent with a Borrowing Base Report setting forth the Borrowing Base as at the end of such week;

               (g) within fifteen (15) days after the end of each fiscal month or at such earlier time as the Agent may reasonably request, an Accounts Receivable aging report, provided, however, if Excess Availability is less than $100,000,000 at any time during the most recently ended four weeks, the Borrower shall within five (5) days after the end of each week provide the Agent with an Accounts Receivable aging report as at the end of such week;

               (h) as soon as practicable, but in any event not later than thirty (30) days prior to the end of each fiscal year, the budget of the Borrower for the next fiscal year, and from time to time upon the reasonable request of the Agent, projections of the Borrower and its Subsidiaries updating those projections delivered to the Banks and referred to in Section 8.4.3. or, if applicable, updating any later such projections delivered in response to this Section 9.4(h);

               (i) as soon as practicable, but in any event not later than 45 days after request by the Agent made after determining in its discretion that an appraisal or reappraisal of the value of Eligible Domestic Inventory of the Borrower or any Subsidiary of the Borrower is necessary to insure the accuracy of the Borrowing Base, an appraisal or reappraisal, as the case may be, of the value of such Eligible Domestic Inventory, which appraisal or reappraisal shall be conducted at the expense of the Borrower or such Subsidiary by an appraiser selected by the Agent in form and substance satisfactory to the Agent; and

               (j) from time to time such other financial data and information (including accountants and management letters) as either of the Agent or any Bank may reasonably request.



        9.5.  NOTICES.

               9.5.1. DEFAULTS. The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

               9.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Agent and each of the Banks (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries, or the Agent's security interests pursuant to the Security Documents.

               9.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject, if such setoff, claims, withholdings or defenses could reasonably be expected to have a material adverse effect in the assets, business or financial condition of the Borrower or the Borrower and its Subsidiaries taken as a whole or the Agent's rights with respect to the Collateral.

               9.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or the Borrower and any of its Subsidiaries, taken as a whole, and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten
        (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $5,000,000.

               9.5.5. NOTICES CONCERNING INVENTORY COLLATERAL. The Borrower shall provide to the Agent prompt notice of (i) any physical count of the Borrower's or any of its Subsidiaries' inventory, together with a copy of the results thereof certified by the Borrower or such Subsidiary, and (ii) any failure of the Borrower or any of its Subsidiaries to pay rent at any location, which failure continues for more than three days following the day on which such rent is due and payable by the Borrower or such Subsidiary.

        9.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment,
(b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this
Section 9.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

        9.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements.

        9.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

        9.9.  INSPECTION OF PROPERTIES AND BOOKS, ETC.

               9.9.1. GENERAL. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Agent may, at the Borrower's expense, participate in or observe any physical count of inventory included in the Collateral.

               9.9.2. COLLATERAL REPORTS. Upon the request of the Agent, the Borrower will obtain and deliver to the Agent, or, if the Agent so elects, will cooperate with the Agent in the Agent's obtaining (a) a report of an independent collateral auditor satisfactory to the Agent (which may be affiliated with one of the Banks) with respect to the Accounts Receivable and inventory components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower or its applicable Subsidiary) and inventory, and (b) appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating (i) the then current fair market, orderly liquidation and/or forced liquidation values as may be required by the Agent of all or any portion of the inventory owned by the Borrower or any of its Subsidiaries (which appraisals shall be obtained and updated no less frequently than semi-annually and, to the extent Excess Availability is less than $100,000,000, appraisals on inventory shall be required quarterly) and
        (ii) the then current business value of each of the Borrower and its Subsidiaries; provided, however, so long as no

        Default or Event of Default has occurred and is continuing, the Borrower shall only be required to obtain one appraisal report stating the then current business value of each of the Borrower and its Subsidiaries during the term of this Credit Agreement. All such appraisals and collateral value reports shall be conducted and made at the expense of the Borrower. In addition, the Agent shall be entitled to conduct a commercial finance examination of the Borrower and its Subsidiaries, such commercial finance examinations to be at the Borrower's expense; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, the Agent and the Banks shall not require more than four (4) such commercial finance examinations in any fiscal year.

               9.9.3. COMMUNICATIONS WITH ACCOUNTANTS. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.9.3.

        9.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, unless the failure to so comply would not have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, unless the failure to so comply would not have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary and (d) all applicable decrees, orders, and judgments, unless the failure to so comply would not have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

        9.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

        9.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely (a) to refinance existing Indebtedness of the Borrower and (b) for working capital and general corporate purposes (including, without limitation, the repurchase by the Borrower of its capital stock). The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

        9.13. GUARANTORS. The Borrower will cause each Domestic Subsidiary created, acquired or existing on or after the Closing Date to become a Guarantor immediately and shall cause such Subsidiary to execute and deliver to the Agent for the benefit of the Agent and the Banks (a) a Guaranty (or an Instrument of Adherence to the Guaranty executed on the Closing Date), and (b) further Security Documents or other instruments and documents as the Agent may reasonably require in order to grant to the Agent a first priority perfected security interest in such Subsidiary's assets, together with legal opinions in form and substance reasonably satisfactory to the Agent to be delivered to the Agent and the Banks opining as to the authorization, validity and enforceability of such Guaranty or Instrument of Adherence and Security Documents and (as to the applicable Security Documents) the perfection of such security interests.

        9.14. ADDITIONAL SUBSIDIARIES. If, after the Closing Date, the Borrower or any of its Subsidiaries creates or acquires, either directly or indirectly, any Subsidiary, it will immediately notify the Agent and the Banks if such creation or acquisition, as the case may be, and provide the Agent and the Banks with an updated Schedule 8.19(a) hereof and take all other actions required by
Section 9.13 and Section 10.5.1 hereof.

        9.15.  ACCOUNTS.

               9.15.1. GENERAL. On or prior to the Closing Date, the Borrower will, and will cause each of the Guarantors to, (i) establish a depository account (the "BKB Concentration Account") under the control of the Agent for the benefit of the Banks and the Agent, in the name of the Borrower or such Guarantor, as the case may be, (ii) instruct all account debtors and other obligors, pursuant to notices of assignment and instruction letters in form and substance satisfactory to the Agent, to remit all cash proceeds of Accounts Receivable to local depository accounts ("Local Accounts") or concentration depository accounts ("Interim Concentration Accounts") with financial institutions which have entered into agency account agreements and, if applicable, lock box agreements (collectively, "Agency Account Agreements") in form and substance satisfactory to the Agent, or the BKB Concentration Account,
        (iii) direct all depository institutions with Local Accounts to cause all funds held in each such Local Account to be transferred no less frequently than once each day to, and only to, an Interim Concentration Account or the BKB Concentration Account, (iv) direct all depository institutions with Interim Concentration Accounts to cause all funds of the Borrower and the Guarantors held in such Interim Concentration Accounts to be transferred daily to, and only to, the BKB Concentration Account, and (v) at all times ensure that immediately upon the Borrower's or any Guarantors' receipt of any funds constituting or cash proceeds of any Collateral, all such amounts shall have been deposited in a Local Account, an Interim Concentration Account or the BKB Concentration Account.

               9.15.2. ACKNOWLEDGMENT OF APPLICATION. The Borrower hereby agrees that all amounts received by the Agent in the BKB Concentration Account will be the sole and exclusive property of the Agent, for the accounts of the Banks and the Agent, to be applied in accordance with Section 2.11 or Section 2.12 as applicable.

        9.16. AGENCY ACCOUNT AGREEMENTS. Within thirty (30) days of the Closing Date the Agent shall have received an agreement, in form and substance satisfactory to the Agent, from each bank at which the Borrower or any Guarantor maintains depository accounts, Local Account or Interim Concentration Account (including bank agency and lock box agreements) concerning the Agent's interest for the benefit of the Agent and the Banks in such accounts.

        9.17. LANDLORD WAIVERS. The Borrower and its Subsidiaries shall use their diligent and commercially reasonable efforts to deliver to the Agent within thirty (30) days of the Closing Date a landlord consent in form and substance satisfactory to the Agent as to each of its leasehold interest.

        9.18. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                 10. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

        The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

        10.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

               (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

               (c) obligations of the Borrower under a Synthetic Lease arrangement not exceeding $80,000,000 in the aggregate pursuant to which the Borrower leases that certain Real Estate located at the north corner of Irvine Center Drive and Sand Canyon Drive in Irvine, California (the "Property") and the improvements to be constructed thereon from the lessor (the "Permitted Synthetic Lease") provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of incurring such Indebtedness or would exist as a result of entering into such Permitted Synthetic Lease; and (ii) all covenants and events of defaults contained in any document, instrument or agreement to be entered into in connection therewith shall not in any manner be more onerous to the Borrower and its Subsidiaries than the covenants and Defaults and Events of Default contained herein, and all documents, instruments and agreements to be entered into in connection therewith shall otherwise be in form and substance satisfactory to the Agent (including, without limitation, all documents pertaining to any security interests granted in connection therewith);

               (d) obligations under Capitalized Leases and Synthetic Leases (other than the Permitted Synthetic Lease), provided that the aggregate principal amount of such

        Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $30,000,000 at any one time;

               (e) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary, provided that the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $5,000,000 at any one time;

               (f) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto;

               (g)  Indebtedness of a Guarantor to the Borrower;

               (h) Indebtedness of a Foreign Subsidiary of the Borrower existing on the Closing Date to the Borrower, provided that (a) the aggregate principal amount of such Indebtedness of all the Foreign Subsidiaries to the Borrower does not exceed $15,000,000 at any time and (b) such Indebtedness is on a demand basis and is at all times evidenced by a proper demand promissory note pledged to the Agent for the benefit of the Banks, as provided in Section 10.3 hereof;

               (i) the Indebtedness evidenced by the Subordinated Debt
        Documents;

               (j) Indebtedness of the Borrower or any of its Subsidiaries pursuant to any "derivative contract" as such term is defined in paragraph (i) of the definition of Indebtedness, so long as such derivative contracts are entered into in the ordinary course of business consistent with past practices and are not for speculative purposes; and

               (k) other unsecured Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness of a Foreign Subsidiary to the Borrower or any Domestic Subsidiary) not otherwise permitted hereunder, provided, that the aggregate amount of all such Indebtedness does not exceed $25,000,000 in the aggregate at any time;

        provided, however, notwithstanding the foregoing provisions of this
        Section 10.1, all Indebtedness hereunder must qualify as "Permitted Debt", "Debt" or "Permitted Indebtedness" (or such analogous term used therein) (as such terms are defined in the Subordinated Indenture) permitted to be incurred pursuant to the Subordinated Indenture.

        10.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

               (i) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

               (ii) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

               (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (iv) liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

               (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

               (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

               (vii) liens existing on the date hereof and listed on Schedule
        10.2 hereto;

               (viii) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by
        Section 10.1(e), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

               (ix) liens in favor of the lessor under the Permitted Synthetic Lease or any Capitalized Lease to secure the Indebtedness permitted by
        Section 10.1(c) and Section 10.1(d), provided, such liens cover only such real or personal property subject to such Synthetic

        Leases and Capitalized Leases permitted by Sections 10.1(c) and (d), and are in such amounts as are approved in writing by the Agent and the Majority Banks;

               (x) liens in favor of the lessor under any permitted sale and leaseback transaction, provided such liens cover only such real property subject to such sale and leaseback transaction and are in such amounts as are approved in writing by the Agent and the Majority Banks;

               (xi) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents.

               (xii) liens in favor of the Indenture Trustee to the extent expressly provided in Section 7.07 of the Subordinated Indenture; and

               (xiii) the transfer of property or assets of the Borrower to the extent expressly provided in the Subordinated Indenture for the sole purpose of making any payments (including any such transfers required upon conversion of Subordinated Debt) permitted or required to be made thereunder and not otherwise prohibited by the terms of the subordination provisions contained in the Subordinated Indenture.

        10.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

               (a) marketable direct or guaranteed obligations of the United States of America or any other country which is a member of the OECD that mature within one (1) year from the date of purchase by the Borrower;

               (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks or banks of any other country which is a member of the OECD having total assets in excess of $1,000,000,000;

               (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

               (d) Investments existing on the date hereof and listed on
        Schedule 10.3 hereto (including those Investments in the Strategic Partners set forth on Schedule 10.3);

               (e) Investments consisting or required by the terms of the Subordinated Notes (and not otherwise prohibited by the terms of the subordination provisions contained in the Subordinated Indenture) and Investments with respect to Indebtedness permitted by Section 10.1(g) so long as such entities remain Guarantors, and Investments with respect to Indebtedness permitted by Section 10.1(h) so long as such entities remain Subsidiaries of the Borrower;

               (f) Investments consisting of the Guaranty or Investments by the Borrower in Guarantors so long as such entities remain Guarantors hereunder;

               (g) Investments of the Borrower made after the Closing Date in Strategic Partners, provided that no Default or Event of Default has occurred and is continuing on the date of such Investment or would exist as a result of such Investment and the aggregate amount of all such Investments made after the Closing Date shall not exceed $15,000,000 at any time; and

               (h) Investments made in the ordinary course of business consistent with past practices consisting (and not for speculative purposes) of contracts entered into for foreign exchange and interest rate hedging purposes;

        provided, however, that, with the exception of demand deposits referred to in Section 10.3(b), such Investments will be considered Investments permitted by this Section 10.3 only if all actions have been taken as required by the Security Documents and the Agent has a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.

        10.4. DISTRIBUTIONS. The Borrower will not make any Restricted Payments other than payments in cash in lieu of fractional shares of Common Stock (as such term is defined in the Subordinated Indenture) in accordance with Article 11 of the Subordinated Indenture; provided, however, the Borrower shall be permitted to make non-cash Distributions consisting of repurchases or redemptions of its capital stock pursuant to its Stock Option Plan pursuant to which employees of the Borrower are permitted to enter into a cashless exercise arrangement with the Borrower or pay their tax liability in shares of the Borrower's common stock already owned by such employee.

        10.5.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

               10.5.1. MERGERS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except, so long as no Default or Event of Default has occurred and is continuing, or would exist after giving effect thereto, (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower so long as the Borrower is the survivor and has taken or caused to be taken all action necessary to grant to the Agent a first priority perfected security interest in all of the Borrower's assets after such merger or consolidation; (b) the merger or consolidation of two or more Subsidiaries of the Borrower so long as, in the event the parties to such merger or consolidation are a Guarantor and a Foreign Subsidiary, the Guarantor is the survivor of such merger and has taken or caused to be taken all action necessary to grant to the Agent a first priority perfected security interest in all of the Borrower's assets after such merger or consolidation; and (c) other asset or stock acquisitions of Persons in the same or a similar line of business as the Borrower (the "Permitted Acquisitions") where (i) the Borrower has provided the Agent with thirty (30) days prior written notice of such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition; (ii) the business to be acquired would not subject the Agent or the Banks to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Credit Agreement or the other Loan Documents; (iii) the business and assets so acquired in such Permitted Acquisition shall be acquired by the Borrower free and clear of all liens (other than liens permitted by Section 10.2) and all Indebtedness (other than Indebtedness permitted by
        Section 10.1); (iv) no contingent obligations or liabilities will be incurred or assumed in connection with such Permitted Acquisition which could be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries; (v) the Borrower has demonstrated to the satisfaction of the Agent, based on a pro forma Compliance Certificate, compliance with Section 11 on a pro forma basis immediately prior to and after giving effect to such Permitted Acquisition; (vi) the aggregate purchase price for any one Permitted Acquisition or a series of related Permitted Acquisitions does not exceed $10,000,000 and the aggregate purchase price for all Permitted Acquisitions does not exceed $50,000,000 during the term of this Credit Agreement; (vii) the required majority of the Board of Directors of the target Person incumbent at the time such Permitted Acquisition is proposed has acquiesced, or the transaction is otherwise deemed in the reasonable judgment of the Banks to be a "friendly" acquisition; (viii) the Borrower has demonstrated to the satisfaction of the Agent that the Borrower will have Excess Availability of not less than $150,000,000 after giving effect to such Permitted Acquisition;
        (ix) the Person to be acquired has a net income (after deduction of all expenses, taxes and other proper charges) for the prior twelve consecutive calendar months of not less than $1.00 and (x) the Borrower has taken, or caused to be taken, all necessary action to grant to the Agent a first priority perfected lien in all assets and stock acquired in connection with such Permitted Acquisition, provided, however, the Borrower or any Guarantor, as the case may be, shall only be required to pledge 66% of the capital stock of any Foreign Subsidiary or any other Person not incorporated or otherwise organized in the United States of America (a "Foreign Entity"), and such Foreign Entity shall not be required to grant a lien on its assets to secure the Obligations of the Borrower or any Guarantor.

               In the event any new Domestic Subsidiary is formed or acquired as a result of or in connection with any Permitted Acquisition, such Domestic Subsidiary shall, immediately upon its creation or acquisition, execute and deliver to the Agent for the benefit of the Agent and the Banks, an Instrument of Adherence in substantially the form of Exhibit F hereto (an "Instrument of Adherence") and the Loan Documents shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such Domestic Subsidiary. Such Domestic Subsidiary shall become a Guarantor hereunder and shall become party to the Guaranty and the Security Documents and shall execute and deliver to the Agent any and all other agreements, documents, instruments and financing statements necessary to grant to the Agent a first priority perfected line in such Domestic Subsidiary's assets. The Borrower and its Subsidiaries shall, immediately upon the creation or acquisition of such Domestic Subsidiary, pledge all of such Domestic Subsidiary's capital stock to the Agent for the benefit of the Agent and the Banks. In addition, the Borrower and its Subsidiaries shall, immediately upon the creation or acquisition of a Foreign Subsidiary, pledge 66% of such Foreign Subsidiary's capital stock to the Agent for the benefit of the Agent and the Banks.

               10.5.2. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices; provided, however, so long as no Default or Event of Default shall have occurred and is continuing or would exist after giving effect thereto, the Borrower shall be permitted to enter into a sale and leaseback arrangement in respect of the real property located at Irvine, California and/or Rochester, Minnesota in an arms-length transaction for fair and reasonable value.

               Notwithstanding anything to the contrary contained in this
        Section 10.5.2, (a) the Borrower and its Subsidiaries shall not be permitted to dispose of any assets or take (or omit to take) any action in connection with any asset sale or other disposition or engage in any other transaction which action (or omission) would require any repayment, repurchase or redemption (or any mandatory offer to repay, repurchase or redeem) by the Borrower or any of its Subsidiaries of the Subordinated Notes or any other Subordinated Debt pursuant to the Subordinated Indenture or any other Subordinated Debt Document prior to the repayment in full in cash of all the Obligations and the termination in full of the Total Commitment, or would violate the provisions of the Subordinated Indenture or similar agreement; (b) the Borrower shall not directly or indirectly sell or otherwise dispose of all or substantially all of its assets; and (c) except as expressly permitted in this Section 10.5.2, neither the Borrower nor its Subsidiaries shall sell or otherwise dispose of all or substantially all of the capital stock of any Person which is a Guarantor or is an entity the capital stock of which is pledged under the Loan Documents by the Borrower or any Guarantor, except for transfers to the Borrower or another Guarantor (with each such transfer to the Borrower or another Guarantor to be subject to the Agent's security interest therein for the benefit of the Agent and the Banks).

        10.6. SALE AND LEASEBACK. Except as permitted by Section 10.5.2, the Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred, other than the sale or transfer and subsequent lease by the Borrower or any Subsidiary of new equipment purchased by the Borrower or such Subsidiary within ninety (90) days of such sale or transfer.

        10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary, (c) generate any Hazardous Substances on any of the Real Estate in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law in each case if such violation would have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

        10.8. SUBORDINATED DEBT. The Borrower will not, and will not permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms of any of the Subordinated Debt or voluntarily prepay, redeem or repurchase for any consideration other than shares of the Borrower's capital stock any of the Subordinated Debt or send any notice of voluntary redemption, repayment or repurchase for any consideration other than shares of the Borrower's capital stock or defeasance with respect to any of the Subordinated Debt. Notwithstanding the foregoing, the Borrower may make payments in cash in lieu of fractional shares of Common Stock (as such term is defined in the Subordinated Indenture) in accordance with Article 11 of the Subordinated Indenture. In addition, the Borrower will not make any mandatory redemptions or repurchases of all or any portion of the Subordinated Debt except in accordance with the express terms of the Subordinated Notes as in effect on February 18, 1998.

        10.9. SENIOR DEBT. The Borrower will not, and will not permit any of its Subsidiaries to, in any manner designate or permit to exist any other Indebtedness of the Borrower or any of its Subsidiaries as "Designated Senior Debt" (or such analogous term used therein) for purposes of (and as defined in) the Subordinated Indenture, other than the Indebtedness arising under this Credit Agreement and the other Loan Documents and Indebtedness of the Borrower arising under the Permitted Synthetic Lease and the documents, agreements and instruments to be executed in connection therewith.

        10.10. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will

               (a) engage in any "prohibited transaction" within the meaning of
        Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

               (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

               (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

               (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

               (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

        10.11. CHANGES IN TERMS OF CAPITAL STOCK. The Borrower will not, nor will it permit any of its Subsidiaries to, effect or permit any change in or amendment to any document or instrument pertaining to the terms of such Person's capital stock unless such a change or amendment is of an immaterial or ministerial nature that would not have any adverse effect on any of the Agent' or the Banks' rights or interests under the Loan Documents or the Borrower's or any of its Subsidiaries' obligations under the Loan Documents to which such Person is a party.

        10.12. FISCAL YEAR. The Borrower will not change the date of the end of its fiscal year from that set forth in Section 8.4.1 hereof.

        10.13. NEGATIVE PLEDGES. The Borrower will not, nor will it permit any Subsidiary to, enter into any agreement (excluding this Credit Agreement, the Subordinated Debt Documents and documents executed in connection with the Permitted Synthetic Lease) prohibiting the creation or assumption of any lien upon its properties, revenues or assets or those of any of its Subsidiaries, whether now owned or hereafter acquired, other than those agreements with Persons prohibiting any such lien on assets in which such Person has a prior security interest which is permitted by Section 10.2.

        10.14. TRANSACTIONS WITH AFFILIATES. The Borrower will not, nor will it permit any Subsidiary to, enter into or cause, suffer or permit to exist (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payment to be made by the Borrower or any of its Subsidiaries to any Affiliate unless such arrangement is fair and equitable to the Borrower or such Subsidiary; or (b) any other transaction, arrangement, contract with any of its other Affiliates which would not be entered into by a prudent Person in the position of the Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

        10.15. UPSTREAM LIMITATIONS. The Borrower will not, nor will it permit any Subsidiary to, enter into any agreement, contract, or arrangement (other than the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets to the Borrower.

        10.16. INCONSISTENT AGREEMENTS. The Borrower will not, nor will it permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower or such Subsidiary of its obligations hereunder or under any of the other Loan Documents.

        10.17. BANK ACCOUNTS. The Borrower will not, and will not permit any of its Subsidiaries to, (i) establish any bank accounts other than those Local Accounts, Interim Concentration Accounts and other accounts, all listed on
Schedule 8.20, without the Agent's prior written consent, (ii) violate directly or indirectly any Agency Account Agreement or other bank agency or lock box agreement in favor of the Agent for the benefit of the Banks and the Agent with respect to such account, or (iii) deposit into any of the payroll accounts listed on Schedule 8.20 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.

                    11. FINANCIAL COVENANTS OF THE BORROWER.

        The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

        11.1. CONSOLIDATED TANGIBLE CAPITAL FUNDS. The Borrower will not permit Consolidated Tangible Capital Funds at any time during any of the periods set forth below to be less than the amount set forth opposite such period in the table below:


                          PERIOD                        AMOUNT
        -------------------------------------------  -------------
        Closing  Date - last day of  Second  Fiscal  $416,000,000
        Quarter, 1999

        First Day of Third Fiscal  Quarter,  1999 -  $423,000,000
        last day of Third Fiscal Quarter, 1999

        First Day of Fourth Fiscal Quarter,  1999 -  $429,000,000
        last day of Fourth Fiscal Quarter, 1999

        First Day of First Fiscal  Quarter,  2000 -  $435,000,000
        last day of First Fiscal Quarter, 2000

        First Day of Second Fiscal Quarter,  2000 -  $442,000,000
        last day of Second Fiscal Quarter, 2000

        First Day of Third Fiscal  Quarter,  2000 -  $449,000,000
        last day of Third Fiscal Quarter, 2000

        First Day of Fourth Fiscal Quarter,  2000 -  $455,000,000
        last day of Fourth Fiscal Quarter, 2000

        First Day of First Fiscal  Quarter,  2001 -  $462,000,000
        last day of First Fiscal Quarter, 2001

        First Day of Second Fiscal Quarter,  2001 -  $469,000,000
        last day of Second Fiscal Quarter, 2001

        First Day of Third Fiscal  Quarter,  2001 -  $476,000,000
        last day of Third Fiscal Quarter, 2001

        Any time thereafter                          $483,000,000


        11.2. CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures in any fiscal year that exceed, in the aggregate, $175,000,000 for the Borrower's 1999 fiscal year, $210,000,000 for the Borrower's 2000 fiscal year and $225,000,000 in each fiscal year of the Borrower thereafter.

                             12. CLOSING CONDITIONS.

        The obligations of the Banks to make the initial Revolving Credit Loans and the Term Loan and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent.

        12.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

        12.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

        12.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

        12.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Borrower and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower of such Subsidiary, each of the Loan Documents to which the Borrower or such Subsidiary is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

        12.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

        12.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from each of the Borrower and the Guarantors a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

        12.7. CERTIFICATES OF INSURANCE. The Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

        12.8. BORROWING BASE REPORT. The Agent shall have received from the Borrower the initial Borrowing Base Report dated as of September 26, 1998.

        12.9. ACCOUNTS RECEIVABLE AGING REPORT. The Agent shall have received from the Borrower the most recent Accounts Receivable aging report of the Borrower and its Subsidiaries dated as of September 26, 1998, and the Borrower shall have notified the Agent in writing on the Closing Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall have provided the Agent with such supplementary documentation as the Agent may reasonably request.

        12.10. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

        12.11. OPINION OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from:

        (a) Michael Cornelius, Esq., inside counsel to the Borrower and the Guarantors; and

        (b) local counsel to the Borrower in the United Kingdom, Germany, Malaysia, The Netherlands and Cayman Islands.

        12.12. PAYMENT OF FEES. The Borrower shall have paid to the Banks or the Agent, as appropriate, the closing fee and the administrative fee as set forth in the Fee Letter.

        12.13. DISBURSEMENT INSTRUCTIONS. The Agent shall have received disbursement instructions from the Borrower, indicating that a portion of the proceeds of the Term Loan and the initial Revolving Credit Loan, in an aggregate amount equal to the aggregate loan obligations of the Borrower to the lenders under the Prior Agreement are paid to such lenders.

        12.14. CONSENTS. The Agent shall have received evidence that all consents and approvals necessary to complete the transactions contemplated hereby have been obtained.

        12.15. CONCENTRATION ACCOUNT. Pursuant to Section 9.18, the Borrower shall have established the BKB Concentration Account.

        12.16. APPRAISALS. The Agent shall have received all required appraisals and shall be satisfied with the form and substance of each such appraisal.

                        13. CONDITIONS TO ALL BORROWINGS.

        The obligations of the Banks to make any Loan, including making the initial Revolving Credit Loan and the Term Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

        13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

        13.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

        13.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

        13.4. BORROWING BASE REPORT. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with Section 9.4(f) and, if requested by the Agent, a Borrowing Base Report dated within five (5) days of the Drawdown Date of such Loan or of the date of issuance, extension or renewal of such Letter of Credit.

        13.5. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or others copies of such documents as the Agent may reasonably request.

                    14. EVENTS OF DEFAULT; ACCELERATION; ETC.

        14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

               (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (b) the Borrower shall fail to pay any interest on the Loans, the Commitment Fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (c) the Borrower shall fail to comply with any of its covenants contained in Section 9, 10 or 11;

               (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

               (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

               (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

               (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

               (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

               (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $10,000,000;

               (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

               (k) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $2,000,000 or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $2,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided that the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $2,000,000 and
        (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

               (l) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

               (m) there shall occur any material damage to, or loss, theft or destruction of, any assets of the Borrower or any of its Subsidiaries, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

               (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

               (o) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary included in the Borrowing Base or any assets of the Borrower or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of $5,000,000;

               (p) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt;

               (q) a "Fundamental Change" (or any analogous term used therein) as such term is defined in the Subordinated Indenture or any similar agreement governing any other Subordinated Debt occurs unless the Borrower shall have satisfied its obligation to repurchase or redeem all Subordinated Notes required by the holder or holders thereof to be so redeemed or repurchased solely by issuance of shares of the Borrower's capital stock;

               (r) the Borrower shall at any time fail legally or beneficially own less than 100% of the capital stock of any of the Guarantors; or

               (s) any Person shall at any time be the legal or beneficial owner (within the meaning used in Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the outstanding shares of the common stock of the Borrower;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

        14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 14.1(g) or Section 14.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the

Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

        14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 14.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

        14.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

               (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

               (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 6.2; and (B) with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks pro rata, and (ii) the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

               (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks, and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

               (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                   15. SETOFF.

        Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 16. THE AGENT.

        16.1.  AUTHORIZATION.

               (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

               (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between any of the Agent and any of the Banks.

               (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

        16.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

        16.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

        16.4.  NO REPRESENTATIONS.

               16.4.1. GENERAL. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

               16.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 12, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or BancBoston Robertson Stephens Inc., as arranger to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent or BancBoston Robertson Stephens Inc. active upon the Borrower's account shall have received notice from such Bank not less than two (2) days prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent or BancBoston Robertson Stephens Inc. to such effect on or prior to the Closing Date.

        16.5.  PAYMENTS.

               16.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

               16.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

               16.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of Section 15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

        16.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

        16.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrower as required by Section 17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

        16.8. AGENT AS BANK. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

        16.9. RESIGNATION. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        16.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 16.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

        16.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                        17. EXPENSES AND INDEMNIFICATION.

        17.1. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income or any United States withholding tax to any non-U.S. Bank arising solely out of such Bank's failure to deliver to the Borrower a duly completed and executed IRS form 1001 or 4224 that shows complete exemption of such Bank for such withholding tax) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (d) the fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including (but not limited to) commercial finance exams, Collateral appraisals and technology reviews (e) any fees, costs, expenses and bank charges, including bank charges for handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (f) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries and (g) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings.

        17.2. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from lock box, bank agency or concentration accounts or in connection with the provisional honoring of checks or other items; (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of the Guarantors comprised in the Collateral, (d) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (e) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, except to the extent that any of the foregoing are directly caused by the gross negligence or willful misconduct of the otherwise indemnified party. In litigation, or the preparation therefor, the Banks and the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 17.2 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

        17.3. SURVIVAL. The covenants contained in this Section 17 shall survive payment or satisfaction in full of all other Obligations.

                         18. SURVIVAL OF COVENANTS, ETC.

        All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                        19. ASSIGNMENT AND PARTICIPATION.

        19.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Agent and the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement and shall be made pro rata between the Revolving Credit Loan and Term Loan, (c) each assignment shall be in an amount that is a whole multiple of $5,000,000 (or, if less, such Bank's entire Commitment), and
(d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit G hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 19.3, be released from its obligations under this Credit Agreement.

        19.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

               (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

               (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

               (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 8.4 and Section 9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

               (e) such assignee represents and warrants that it is an Eligible Assignee;

               (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

               (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

               (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

               (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

        19.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

        19.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and

Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 19.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

        19.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $2,500,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

        19.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation. For purposes of this Section 19.6 an assignee or participant or potential assignee or participant may include a counterparty with whom such Bank has entered into or potentially might enter into a derivative contract referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document.

        19.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 14.1 or Section 14.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 14.1 or Section 14.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan

Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation.

        19.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 20 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

        19.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                20. NOTICES, ETC.

        Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

               (a) if to the Borrower, at 8105 Irvine Center Drive, Irvine, California 92618, Attention: Mr. Duston Williams, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

               (b) if to the Agent, at 100 Federal Street, Asset Based Finance, Boston, Massachusetts 02110, USA, Attention: Paul G. Feloney, Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

               (c) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the person giving the notice.

        Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               21. GOVERNING LAW.

        THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 20. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  22. HEADINGS.

        The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                23. COUNTERPARTS.

        This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           24. ENTIRE AGREEMENT, ETC.

        The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26.

                            25. WAIVER OF JURY TRIAL.

        The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     26. CONSENTS, AMENDMENTS, WAIVERS, ETC.

        Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, a decrease in the rate of interest on the Notes (other than interest accruing pursuant to Section 6.10.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), a reduction or waiver of payment of any of the obligations due to the Agent or any Bank pursuant to the Loan Documents (other than interest accruing pursuant to Section 6.10.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Notes, the date fixed for payment of any amounts owing pursuant to this Credit Agreement or the other Loan Documents, the amount of the Commitments of the Banks, this
Section 26, the amount of Commitment Fee or Letter of Credit fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank; the release of any of the Guarantors or all or substantially all of any Collateral held by the Agent for the benefit of the Banks may not be amended without the written consent of all of the Banks; any increase in any Borrowing Base advance rates and the definitions of Borrowing Base and Majority Banks may not be amended without the written consent of all of the Banks; the Revolving Credit Loan Maturity Date and the Term Loan Maturity Date may not be postponed without the written consent of each of the Banks, the amount of the Agent's fee or any Letter of Credit fees payable for the Agent's account may not be amended without the consent of the Agent and Section 16 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                27. SEVERABILITY.

        The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                              28. CONFIDENTIALITY.

        28.1. CONFIDENTIALITY. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information
(a) after such information shall have become public other than through a violation of this Section 28, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent or any Bank, (f) in connection with any litigation to which any one or more of the Banks or the Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in Section 28.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section 19.6.

        28.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

        IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                 WESTERN DIGITAL CORPORATION



                                 By: _____________________________________
                                     Steven M. Slavin, Vice President, Treasurer
                                     and Taxes

                                 BANKBOSTON, N.A.,
                                 individually and as Agent



                                 By: _____________________________________
                                     Paul G. Feloney, Director


                                 THE CIT GROUP/BUSINESS CREDIT, INC.,
                                 individually and as Co-Agent



                                 By: _____________________________________
                                     Name:
                                     Title:

                                 HELLER FINANCIAL, INC.



                                 By: _____________________________________
                                     Name:
                                     Title:

                                 FLEET CAPITAL CORPORATION



                                 By: _____________________________________
                                     Name:
                                     Title:

                                 FINOVA CAPITAL CORPORATION



                                 By: _____________________________________
                                     Name:
                                     Title:

                                 LASALLE BUSINESS CREDIT, INC.



                                 By: _____________________________________
                                     Name:
                                     Title:

                                 FREMONT FINANCIAL CORPORATION



                                 By: _____________________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT A


                         FORM OF BORROWING BASE REPORT


                                                                                                 DOMESTIC TOTAL
                                                                                                 --------------
 1. Accounts Receivable Balance as of

   a. Receivable Balance from previous certificate                                               $
                                                                                                  -------------
   b. Plus: Gross Sales                                             $
                                                                     -------------
            Net Intercompany                                        $
                                                                     -------------
            Other Debits*                                           $
                                                                     -------------
   c. Total Additions                                                                            $            0
                                                                                                  -------------
   d. Less: Cash Collections                                        $
                                                                     -------------
            Credit Memos                                            $
                                                                     -------------
            Other Credits*                                          $
                                                                     -------------
   e. Total Reductions                                                                           $            0
                                                                                                  -------------
 2. New domestic A/R as of this certificate                                                      $            0
                                                                                                  -------------
 3. Less: Ineligible Domestic A/R (per attached exclusion form)                                  $
                                                                                                  -------------
 4. Eligible Domestic Accounts Receivable                                                        $            0
                                                                                                  -------------
 5. Advance Rate                                                                                             80%

6A. Domestic Account Receivable Availability (line 4 x line 5)                                   $            0
                                                                                                  -------------
6B. Total U.K. Accounts Receivable Availability Less Preferential
    Indebtedness (Line 8 from attached U.K. Borrowing Base
    Certificate)                                                                                 $
                                                                                                  -------------
 7. Total Accounts Receivable Availability                                                       $            0
                                                                                                  -------------
 8. Inventory Availability From Attached Inventory Designation
    (Not to Exceed the lesser of $50,000,000 or Line 7 x 30%)                                    $
                                                                                                  -------------
 9. Total Availability (Line 7 + Line 8)                                                         $            0
                                                                                                  -------------
10. Less:  General Reserves                                                                      $
                                                                                                  -------------
11. Less:  Term Loan Balance Outstanding                                                         $
                                                                                                  -------------
12. Plus:  Discretionary Amount Per Agent (Not to exceed $5 Million)                             $
                                                                                                  -------------
13. Total Availability (Line 9 - Line 10 - Line 11 + Line 12)                                    $            0
                                                                                                  -------------
    Less:
14. A. Outstanding Revolver balance                                                              $            0
                                                                                                  -------------
    B. Outstanding Letters of Credit Issued in U.S.                                              $            0
                                                                                                  -------------
    C. Outstanding Bank Guarantee Issued in U.K.                                                 $
                                                                                                  -------------
    D. Total Loans Outstanding (Not to Exceed $150 Million)                                      $            0
                                                                                                  -------------

15. Net Availability (Line 13 - Line 14D)                                                        $            0
                                                                                                  -------------
16. If Line 15 less than $100 Million, adjust availability to reflect the following:

 A. Inventory per Orderly Liquidation Value appraisal dated:                                     $            0
                                                                                                  -------------
 B. Advance Rate                                                                                             70%

 C. Inventory Orderly Liquidation Value Availability                                             $            0
                                                                                                  -------------
 D. Less:  Inventory Availability from Line 8 Above                                              $            0
                                                                                                  -------------
 E. Total                                                                                        $            0
                                                                                                  -------------
 F. Adjusted Net Availability (Line 15 + Line 16E)                                               $            0
                                                                                                  -------------

LOAN RECONCILIATION
-------------------

17. Current Balance Forward                                                                      $            0
                                                                                                  -------------
    Increases to Loan:

18. Loan Advances Requested                                                                      $
                                                                                                  -------------
19. Other: explain                                                                               $
                   ------------------------------------------------------------                   -------------
20. Total Loan Increases (Line 18 + Line 19)                                                     $
                                                                                                  -------------
    Decreases to Loan:

21. Payments Initiated via Lockbox                                                               $
                                                                                                  -------------
22. Other Payments Reducing Accounts Receivable                                                  $
                                                                                                  -------------
23. Total A/R Effecting Payments (Line 21+22)                                                    $
                                                                                                  -------------
    (Must Agree With Line 1D [Cash Collections] from both domestic and U.K.
    Borrowing Base Report-If Not, Please Provide Detailed Explanation)

24. Other: explain                                                                               $
                  -------------------------------------------------------------                   -------------
25. Total Loan Outstanding                                                                       $            0
                                                                                                  -------------



For value received the undersigned hereby pledges, sells, assigns and transfers to BankBost N.A. (herein called Lenders') the claims or accounts receivable described and set forth on this statement or in the statements attached hereto, together with all moneys now due or to become due thereon, all guaranties and security therefor, and all right, title and interest of the undersigned in the merchandise giving rise thereto, including the right of stoppage in transit, with full power to collect and/or compromise the same or otherwise deal with the same in its own name or otherwise as though it were absolute owner thereof for all purposes. Said claims, accounts, money, merchandise and security are assigned as collateral security for INDEBTEDNESS and liabilities of the undersigned to its Lender as more fully provided and pursuant to a plan set forth in a loan agreement dated____________ between the undersigned and its lender and with and subject to all the covenants, terms and provisions thereof.

Client #_________                            By:
                                                --------------------------------

                                                                       EXHIBIT B


                          FORM OF REVOLVING CREDIT NOTE

$___________________                                     as of November __, 1998


        FOR VALUE RECEIVED, the undersigned WESTERN DIGITAL CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of [INSERT NAME OF LENDER] (the "Bank") at the Agent's Head Office (as such term is defined in the Credit Agreement referred to below):

               (a) prior to or on Revolving Credit Loan Maturity Date the principal amount of ______________ DOLLARS ($______________) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit and Term Loan Agreement dated as of November __, 1998 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank and other parties thereto;

               (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

               (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

        This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

        The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

        The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

        If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

        No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

        The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

        THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 20 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

        This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

                                        WESTERN DIGITAL CORPORATION



                                        By: ____________________________________
                                             Title:

                                                                       EXHIBIT C

                              FORM OF LOAN REQUEST

                                  [insert date]

BankBoston, N.A., as Agent
100 Federal Street
Boston, Massachusetts  02110

        Re: Loan Request

Ladies and Gentlemen:

        Reference is hereby made to that certain Revolving Credit and Term Loan Agreement, dated as of November __, 1998 (as the same may be amended and in effect from time to time, the "Credit Agreement"), among Western Digital Corporation (the "Borrower"), the lending institutions which are or may become parties thereto from time to time (collectively, the "Banks"), BankBoston, N.A., as administrative agent (the "Agent") for the Banks, and The CIT Group/Business Credit, Inc. as co-agent (the "Co-Agent") for the Banks. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

        Pursuant to Section 2.6 of the Credit Agreement, we hereby request that a Revolving Credit Loan consisting of [a Base Rate Loan in the principal amount of $__________, or a Eurodollar Rate Loan in the principal amount of $__________ with an Interest Period of _________] be made on __________ __, __. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Revolving Credit Loan on such date.

        We hereby certify (a) that the aggregate outstanding principal amount of the Revolving Credit Loans on today's date is $_________, (b) that we will use the proceeds of the requested Revolving Credit Loan in accordance with the provisions of the Credit Agreement, (c) that each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date) and (d) that no Default or Event of Default has occurred and is continuing.

                                 Very truly yours,
                                 WESTERN DIGITAL CORPORATION

                                 By: _____________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT D


                                FORM OF TERM NOTE

$___________________                                     as of November __, 1998


        FOR VALUE RECEIVED, the undersigned WESTERN DIGITAL CORPORATION, a Delaware corporation, (the "Borrower"), hereby promises to pay to the order of [INSERT NAME OF LENDER] (the "Bank") at the Agent's Head Office (as defined in the Credit Agreement referred to below):

               (a) prior to or on Term Loan Maturity Date the principal amount of _______________ DOLLARS ($___________), evidencing the Term Loan made by the Bank to the Borrower pursuant to the Revolving Credit and Term Loan Agreement dated as of November __, 1998 (as amended and in effect from time to time, the "Credit Agreement"), by and among the Borrower, the Bank and other parties thereto;

               (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

               (c) interest from the date hereof on the principal amount from time to time outstanding to and including the maturity hereof at the rates and terms and in all cases in accordance with the terms of the Credit Agreement.

        This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

        The Borrower irrevocably authorizes the Bank to make or cause to be made, at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the receipt of such payment. The outstanding amount of the Term Loan set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to the Term Loan shall be prima facie evidence of the principal amount of the Term Loan owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

        The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

        If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

        No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

        The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

        THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 20 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

        This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

                                 WESTERN DIGITAL CORPORATION



                                 By: _____________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                                     [date]

BankBoston, N.A., as Agent
100 Federal Street
Boston, Massachusetts  02110

      Attention:  Asset Based Finance

Ladies and Gentlemen:

      Reference is made to the Revolving Credit and Term Loan Agreement, dated as of November __, 1998 (as amended and in effect from time to time, the "Credit Agreement"), by and among Western Digital Corporation (the "Borrower"), BankBoston, N.A. and the other lending institutions listed on Schedule 1 to the Credit Agreement (collectively, the "Banks"), BankBoston, N.A. as agent for the Banks (the "Agent") and The CIT Group/Business Credit, Inc. as co-agent for the Banks (the "Co-Agent"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

      Pursuant to Section 9.4(c) of the Credit Agreement, the principal financial or accounting officer of the Borrower hereby certifies to you as follows: (a) the information furnished in the calculations attached hereto was true and correct as of the last day of the fiscal [year] [quarter] [month] ended______________; (b) as of the date of this certificate, there exists no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default; and (c) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.

      IN WITNESS WHEREOF, the undersigned officer has executed this Compliance Certificate as of the date first written above.


                                 WESTERN DIGITAL CORPORATION




                                 By: _____________________________________
                                      Name:
                                      Title:

                             COMPLIANCE CERTIFICATE

                           WESTERN DIGITAL CORPORATION


11.1.   CONSOLIDATED TANGIBLE CAPITAL FUNDS

        A.     Consolidated Total Assets                                        $___________

        B.     Consolidated Total Liabilities                                   $___________

        C.     Consolidated Intangible Assets:

               (I)    total book value of all intangible assets of the
                      Borrower and its Subsidiaries                             $___________

               (II)   amount of write-up in the book value of assets of the
                      Borrower or its Subsidiaries due to a revaluation
                      subsequent to the Balance Sheet Date (excluding
                      adjustments made to translate foreign assets and
                      liabilities for changes in foreign exchange rates)        $___________

               (III)  subscriptions receivable                                  $___________

               (IV)   sum of (I) plus (II) plus (III)                           $___________

        D.     Consolidated Tangible Net Worth (sum of (A) minus (B)
               minus (C)(IV))                                                   $___________

        E.     Outstanding principal amount of Subordinated Notes
               plus accrued interest on Subordinated Notes                      $___________

        F.     Other adjustments to (D)                                         $___________

        G.     Sum of (D) plus (E) plus (F)                                     $___________

               (Not to be less than amounts set forth in Section 11.1 of the Credit Agreement.)

11.2.   CAPITAL EXPENDITURES

        Capital Expenditures made in such fiscal year to date                   $___________
        (Not to exceed $175,000,000 for 1999 fiscal year,
        $210,000,000 for 2000 fiscal year and $225,000,000 in
        each fiscal year thereafter.)

                                                                       EXHIBIT F



                                     FORM OF
                             INSTRUMENT OF ADHERENCE
                               (CREDIT AGREEMENT)

                           Dated as of ______________

BankBoston, N.A., as Agent
  and the Banks referred to below
100 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

        Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of November __, 1998 (as amended and in effect from time to time, the "Credit Agreement"), by and among Western Digital Corporation, a Delaware corporation (the "Borrower"), BankBoston, N.A. and the other lenders which may become parties thereto from time to time (collectively, the "Banks"), BankBoston, N.A. as administrative agent for the Banks (the "Agent"), and The CIT Group/Business Credit, Inc. as co-agent for the Banks (the "Co-Agent"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

        The undersigned [NAME OF GUARANTOR SUBSIDIARY], a [GUARANTOR SUBSIDIARY ENTITY] hereby agrees to become a Guarantor under and party to the Credit Agreement and to comply with and be bound by all of the terms, conditions and covenants thereof all with the same effect as if it had executed the Credit Agreement on the Closing Date. Concurrently with the execution of this Instrument of Adherence, the undersigned has become a party to each of the Guaranty and the Security Agreement and agrees to be bound thereby as if it had been a party to each of the Guaranty and the Security Agreement from the Closing Date.

        The undersigned represents and warrants to the Banks and the Agent that:

        a.      it is a [wholly-owned] Subsidiary of the Borrower;

        b. no provision of its charter, other incorporation papers, by-laws or stock provisions prohibits the undersigned from making distributions to the Borrower;

        c. it is capable of complying with and is in compliance with all of the provisions of the Credit Agreement;

        d. its chief executive office and principal place of business is located at _____________________; and

        e.      its books and records are kept at ___________________.

        I The undersigned hereby affirms that each of the representations and warranties set forth in Section 8 of the Credit Agreement is true and correct in all material respects with respect to the undersigned as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date).

        The following documents shall be delivered to the Agent concurrently with this Instrument of Adherence:

        a legal opinion of ___________________ as to the legal, valid and binding nature of the Loan Documents, as supplemented hereby, with respect to the Borrower and the Guarantors, including, without limitation, the undersigned;

        b. copies, certified by a duly authorized officer of the undersigned to be true and complete as of the date hereof, of each of (i) the charter documents of the undersigned as in effect on the date hereof, (ii) the by-laws of the undersigned as in effect on the date hereof, (iii) the resolutions of the Board of Directors of the undersigned authorizing the execution and delivery of this Instrument of Adherence and the undersigned's performance of all of the transactions contemplated hereby, and (iv) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the undersigned's name and on its behalf, each of this Instrument of Adherence and the other Loan Documents, and to give notices and to take other action on its behalf under the Loan Documents;

        c. a certificate of the Secretary of State of ______________ of a recent date as to the undersigned's corporate existence, good standing and tax payment status;

        d. a security agreement in form and substance satisfactory to the Agent and the Banks;

        e. UCC-1 financing statements and other documents and instruments necessary to perfect the Agent's security interest for the benefit of the Banks in all of the undersigned's assets; and

        f.      such other documents as the Agent may reasonably request.

        This Instrument of Adherence shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                                   Very truly yours,

                                   [INSERT NAME OF GUARANTOR
                                    SUBSIDIARY]



                                   By:________________________________________
                                   Title:

                                   Guarantor's address for purposes of
                                   Section 20 of the Credit Agreement:

                                   [INSERT ADDRESS]

Accepted and Agreed:

BANKBOSTON, N.A., individually and as Agent



By: ________________________________________
Title:

[INSERT ADDITIONAL BANKS]

                                                                       EXHIBIT G


                            ASSIGNMENT AND ACCEPTANCE

                           Dated as of _______________

        Reference is made to the Revolving Credit and Term Loan Agreement, dated as of November __, 1998 (as from time to time amended and in effect, the "Credit Agreement"), by and among WESTERN DIGITAL CORPORATION, a Delaware corporation (the "Borrower"), the lending institutions referred to therein as Banks (collectively, the "Banks"), BANKBOSTON, N.A., a national banking association, as agent (in such capacity, the "Agent") for the Banks, and THE CIT/GROUP BUSINESS CREDIT, INC., as co-agent (the "Co-Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

        ______________ (the "Assignor") and ______________ (the "Assignee")
hereby agree as follows:

29. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $____________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to __% in respect of the Total Commitment and the Term Loan immediately prior to the Effective Date (as hereinafter defined).

30. ASSIGNOR'S REPRESENTATIONS. The Assignor (a) represents and warrants that
(i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment is $_______________, its Commitment Percentage is __%, the aggregate outstanding principal balance of its Revolving Credit Loans equals $______________, the aggregate amount of its Letter of Credit Participations equals $______________ and the aggregate outstanding balance of its Term Loan equals $_____________ (in each case prior to giving effect to the assignment contemplated hereby but after giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Revolving Credit Note and Term Note delivered to it under the Credit Agreement.

        The Assignor requests that the Borrower exchange the Assignor's Revolving Credit Note and Term Note for new Revolving Credit and Term Notes payable to the Assignor and the Assignee as follows:

Notes Payable to               Amount of Revolving           Amount of
  the Order of:                    Credit Note               Term Note

Assignor                       $________________             $_______________
Assignee                       $________________             $_______________

31. ASSIGNEE'S REPRESENTATIONS. The Assignee (a) represents and warrants that
(i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 8.4 and 9.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and
(g) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

32. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be ____________ (the "Effective Date"). Following the execution of this Assignment and Acceptance and the consent of the Borrower hereto having been obtained, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

33. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 17 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

34. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

35. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF
LAWS).

36. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

        IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                 [INSERT NAME OF ASSIGNOR]



                                 By:______________________________________
                                      Title:

                                 [INSERT NAME OF ASSIGNEE]



                                 By:______________________________________
                                      Title:

CONSENTED TO:

WESTERN DIGITAL CORPORATION



By:_________________________________
     Title:

BANKBOSTON, N.A., as Agent



By:_________________________________
     Title: